UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Extra Space Storage Inc.

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Extra Space Storage

UNLOCKING WHAT'S POSSIBLE

ExtraSpace Storage

2026
PROXY STATEMENT

April 1, 2026
Dear Fellow Stockholder:

On behalf of the board of directors and officers of Extra Space Storage Inc., we are pleased to invite you to the 2026 Annual Meeting of Stockholders of Extra Space Storage Inc., which will be held virtually on May 14, 2026 at 9:00 a.m. Mountain Time.
In 2025, we delivered positive FFO per share growth and maintained positive same-store revenue growth despite facing the headwinds of a difficult supply cycle – a testament to our operational resilience and the strength of our diversified portfolio and storage related businesses. Existing customer behavior also remained strong in 2025. We have experienced low levels of vacates and bad debt, while being able to improve new and existing customer rental rates. These are not temporary wins. They are evidence that our customer acquisition and service, revenue management and data analytics platforms, refined over years and enhanced with machine learning, are converting improving market conditions into tangible performance.
As we enter 2026, we are increasingly confident in our long-term growth potential. Our large and diverse portfolio provides Extra Space data and scale advantages. We leverage our data in our digital marketing infrastructure to efficiently drive customers to our website, call center, and stores, while our revenue management systems use data from millions of rental transactions to continuously evolve pricing to optimize conversion. Using sophisticated data-driven pricing and promotions, we strive to capture maximum value from every customer interaction. We are thoughtfully integrating artificial intelligence and machine learning where it delivers tangible benefits, whether enhancing operational efficiency, sharpening execution, or elevating the customer experience. These are not experiments but data-driven decisions based on years of testing that position us as the sector's strongest operator.
Our strong execution is possible due to the depth and quality of talent across Extra Space Storage. Our executive team brings deep tenure and a proven track record, while our focus on attracting, developing, and retaining diverse talent ensures we are building tomorrow's leaders today. We have thrived across cycles, through booms and downturns, supply waves and supply droughts, rising and falling interest rates and cap rates. Our disciplined yet opportunistic approach to capital allocation has consistently driven value creation. As we look ahead, we are optimistic: the operational momentum we built in 2025, combined with declining new supply and our platform's proven strengths, positions us to unlock sustained growth and lasting shareholder value.
This year we are again furnishing proxy materials and voting instructions to our stockholders through mail and over the internet, as allowed by the Securities and Exchange Commission. On or about April 1, 2026, we intend to provide access to our digital proxy materials and to mail the Notice Regarding the Availability of Proxy Materials. Some stockholders may, if they have previously requested, receive paper copies by mail. We believe that this notice and access process expedites stockholders' receipt of proxy materials, while lowering costs of delivery and reducing the environmental impact of our annual meeting.
    Your vote is important. Even if you plan to attend the meeting virtually, we urge you to vote your shares electronically through the internet or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement according to the instructions.
Thank you for your continued support, interest and investment in Extra Space Storage Inc.
Warmest regards,

Kenneth M. Woolley,	Joseph D. Margolis,
Chairman	Chief Executive Officer

PROXY SUMMARY

The following is a summary that highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider, and you are urged to read the entire proxy statement carefully before voting.
Meeting Information

Date and Time:	Virtual Location:
This summary highlights information that should assist you in ensuring that your vote at the annual meeting is counted. We intend to mail proxy materials to a majority of our stockholders and provide access to our proxy materials over the internet on or about April 1, 2026. The notice also provides instructions on how you can request a paper copy of these documents if you desire and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to our annual report and proxy statement on the internet.

Thursday, May 14, 2026, at 9:00 a.m., MT	www.virtualshareholdermeeting.com/EXR2026

VIRTUAL MEETING	INTERNET	MAIL

The Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/EXR2026. You also will be able to vote your shares electronically at the Annual Meeting. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

You may vote your shares through the internet by signing on to the website identified on the proxy card and following the procedures described on the website. Internet voting is available 24 hours a day until 11:59 p.m. ET on the day before the annual meeting. If you vote through the internet, you should not return your proxy card.
If you choose to vote by mail, simply complete the accompanying proxy card, date and sign it, and return it in the postage-paid envelope provided.

Proposals & Voting Recommendations

Extra Space Storage	1

2025 Business Highlights
During 2025, we outpaced our self-storage peers in same-store revenue growth, and we have maintained our leadership position in occupancy, bridge loan activity, and third-party management services every year since 2022, demonstrating our sustained operational excellence and strategic advantages across our sector.
Sustainability
At Extra Space, we believe that part of doing well is acting as good corporate citizens and running a company that is built to last. With a focus on the future, we plan to benefit our stockholders today and over the long term. We do so by taking care of our customers, our employees, and our real estate holdings and by reducing our overall impact on the environment. In an effort to communicate better with our stockholders and be transparent about our sustainability practices, the Company has published a sustainability report, which can be found at https://ir.extraspace.com/sustainability.
Environmental
As a public real estate investment trust ("REIT") and owner and manager of real estate, we are not only stewards of our stockholders’ capital, but also of the environment. As stewards, we seek to reduce our carbon impact, with positive returns on such initiatives. We do this through energy-saving initiatives such as installing solar panels, installing motion activated systems to turn lights on and off automatically, replacing older fixtures with modern energy-saving fixtures and bulbs, and retrofitting HVAC to higher efficiency systems. We also sell products made with recycled materials.

Environmental highlights for 2025 include the following:
•Highly rated by the Global Real Estate Sustainability Benchmark (GRESB), with an "A" public disclosure score
•Completed solar installation projects at 154 of our stores, investing $30.1 million
•Over 1,000 REIT owned stores have solar panel systems
•Completed LED lighting retrofit projects at 96 of our stores, investing $1.6 million
•Invested $25.9 million in HVAC retrofits to higher efficiency heating and cooling systems

2	Extra Space Storage

Social Responsibility
Our greatest asset is our people. We strongly believe in training and retaining talented employees from all backgrounds and having management at all levels engage with our employees, our customers, our board and other stakeholders. At Extra Space, we believe that as we take care of our employees, they will take care of our customers and our facilities. We do so by focusing on employee engagement, inclusion, safety and wellness.

Social highlights for 2025 include the following:
•Ranked on U.S. News Best Companies to Work for, 2025
•Sponsored paid volunteer hours by our employees, benefiting both local and national nonprofit organizations
•Named as one of Time Magazine's "Best Midsize Companies," "World's Best Companies" and "America's Growth Leaders"
•Named by Newsweek on their "Excellence Index," "Best Customer Service," "Greatest Workplaces for Women," "America's Greatest Companies," and "Best of the Best" lists
•Continued investing in training, development and career planning programs for employees that enables Extra Space to attract and retain top talent
•Focused on embedding our company values--Integrity, Excellence, Innovation, Teamwork and Passion-in all our programs and ensure they guide the way we work, interact with customers and behave in communities
•Expanded participation in our Employee Resource Groups and focused on providing career planning resources and community-based mentorships
•Awarded "There's Space for Everyone" scholarships to eight college students
•Chosen as one of Forbes "America's Best Companies to Work for and Invest in," 2025
•Published EEO-1 data regarding employee demographics
Governance
We are committed to strong corporate governance to promote the long-term interests of our stockholders, strengthen management accountability and help maintain public trust in Extra Space. We encourage open communication and positive working relationships among the members of our board. Our directors have access to and regularly meet with senior management and other employees. We actively seek input from our stockholders through our stockholder engagement programs and regular meetings with management. The Corporate Governance section below describes our governance framework which includes the following highlights:

• Independent Lead Director and Independent Director-led Audit, Compensation & Human Capital, and Nominating, Governance & Corporate Responsibility Committees	• Code of Business Conduct & Ethics (signed by all directors, officers and employees)
• Separate Chairman and Chief Executive Officer	• Whistleblowing and whistleblower protection policy
• Nine out of ten directors are independent	• Annual evaluations of our board and committees
• Claw-back policy covering all incentive compensation	• Annual election of all directors and majority voting in uncontested elections
• Double-trigger provisions in the event of change in control	• Stockholder ability to amend bylaws
• Regular succession planning and strong mentoring culture	• Proxy access provision in bylaws
• No employment agreements with officers	• Data protection and privacy policy
• No stockholder rights plan (poison pill)	• Annual advisory vote to approve executive compensation
• Quarterly and annual review of enterprise risk management plan and performance	• Prohibition against hedging and stringent limitations on pledging for officers and directors
• Robust director and executive officer stock ownership guidelines	• Policy on political and charitable contributions publicly available on website
• Regular risk oversight and mitigation review, including cybersecurity

Extra Space Storage	3

Board Expertise and Composition
We are asking stockholders to elect ten directors to serve for a one-year term that will expire at the Company’s 2027 annual meeting. Each director nominee is elected annually by the affirmative vote of at least a majority of the stockholders present in person or represented by proxy and entitled to vote for the election of directors.
Our director nominees bring a balance of experience and perspective. We believe that our board’s expertise allows the board to effectively oversee management to ensure that the interests of the board of directors and management align with the interests of our stockholders.

	Kenneth M. Woolley	Joseph D. Margolis	Mark G. Barberio	Joseph J. Bonner	Gary L. Crittenden	Susan Harnett	Crystal Call Maggelet (2)	R.J. Pittman (2)	Joseph V. Saffire	Julia Vander Ploeg
Skills and Experience
Real Estate Expert	X	X	X	X			X	X	X
REIT/Storage Industry Expert	X	X	X	X					X
Financial Literacy	X	X	X	X	X	X	X	X	X	X
M&A and Capital Markets	X	X	X	X	X	X	X	X	X
Technology Expertise, including cyber security					X	X		X		X
Digital Marketing, AI Strategy								X		X
Operational Strategy Development	X	X	X	X	X	X	X	X	X	X
Corporate Governance & Compensation	X	X	X	X	X	X	X	X	X	X
Public Company Executive Experience	X	X	X		X			X	X	X
Public Company Board Experience (1)	X	X	X		X	X		X	X	X
Financial, Accounting and/or Tax Expertise	X	X	X		X		X		X
Human Capital Management	X	X					X	X		X
Risk Management	X	X	X	X	X	X	X	X	X	X
Tenure and Independence
Age	79	65	63	70	72	69	61	56	56	56
Tenure	21	10	3	7	6	3	0	0	3	5
Independence	X		X	X	X	X	X	X	X	X
Gender
Male	X	X	X	X	X			X	X
Female						X	X			X
Ethnicity
African American/Black				X
Middle Eastern/North African									X
White	X	X	X		X	X	X	X		X
(1)    Excluding Extra Space Storage Inc.
(2) Nominee for Director
All our directors have risk management experience and are financially literate. In addition to the diversity of our directors' skills sets set forth above, our nominees for director come from a wide range of backgrounds and experience, including manufacturing, real estate, technology, hospitality, and financial services, which we believe allows our board of directors to better serve our stockholders, customers and employees.

4	Extra Space Storage

INDEPENDENCE

1
9
Independent Directors
Non-Independent Directors

AGE DIVERSITY

50's
60's
70's
3
3
4

TENURE

3
5
2
0-3 Years
4-6 Years
7+ Years

Executive Compensation Highlights
We are requesting your non-binding vote to approve the compensation of our named executive officers (“NEOs”) as described in the "Executive Compensation" section of this proxy statement. The goals for our executive compensation program are to (i) attract, retain and motivate effective executive officers, (ii) align the interests of our executive officers with the interests of the Company and our stockholders and (iii) align market competitive compensation with our short-term and long-term performance. At the Company’s 2025 Annual Meeting of Stockholders, an advisory vote was held to approve executive compensation, thereby affording stockholders the opportunity to cast a vote on the compensation programs for our named executive officers. The result of this vote indicated 94% approval of the compensation paid to our named executive officers.
Executive Compensation
We believe that our 2025 executive compensation was aligned with the Company's performance during a strong year. The following is a summary of the key components of the 2025 compensation program for our NEOs. The majority of compensation of our NEOs is performance related to ensure that our executive officers are closely aligned with maximizing stockholder value, as reflected in the charts below. Ninety-three percent of our CEO’s compensation and 86% of our other NEOs’ compensation is variable depending on meeting or exceeding certain goals or targets or based on total shareholder return of the Company.

Extra Space Storage	5

INFORMATION ABOUT THE
BOARD OF DIRECTORS AND ITS COMMITTEES
Nominees for Directors

KENNETH M. WOOLLEY AGE: 79 NON-EXECUTIVE CHAIRMAN OF THE BOARD	JOSEPH D. MARGOLIS AGE: 65 CEO AND DIRECTOR
Experience:
Kenneth M. Woolley is the founder of our Company, served as our Executive Chairman and CEO from our formation through March 2009, and Chief Investment Officer from July 2012 to July 2013. Since July 2012, Mr. Woolley has served as Executive Chairman (July 2012 - May 2018) and Chairman (May 2018 - present) of the board of directors. Mr. Woolley resigned from his position as Chairman and CEO of the Company effective April 1, 2009, to serve a voluntary three-year mission for his church, during which time he remained a director. Mr. Woolley has been involved in the self-storage industry since 1977. He has been directly responsible for developing over 280 properties and acquiring over 800 self-storage properties throughout the United States. Early in his career he was a management consultant with the Boston Consulting Group. From 1979 to 1998, he was an Associate Professor and later an Adjunct Associate Professor of Business Administration at Brigham Young University, where he taught undergraduate and M.B.A. classes in Corporate Strategy and Real Estate. Mr. Woolley has also developed more than 17,000 apartment units through his Las Vegas entity, Nevada West Partners. He is also a partner in New York based Gaia Real Estate, which owns 3,000 apartment units. He has also founded several companies in the retail, electronics, food manufacturing and natural resources industries. Mr. Woolley holds a B.A. in physics from Brigham Young University and an M.B.A. and Ph.D. in business administration from the Stanford Graduate School of Business. Mr. Woolley has been a member of our board of directors since August 2004.
Qualifications:
Mr. Woolley was selected to serve as Chairman based on his experience and knowledge of our Company and his extensive experience in the real estate and self-storage industry.

Experience:
Joseph D. Margolis has served as our Chief Executive Officer since January 1, 2017. Previously, he served as our Executive Vice President and Chief Investment Officer from July 2015 until December 31, 2016. From 2011 until July 2015, he also was Senior Managing Director and Partner at Penzance Properties, a vertically integrated owner, operator and developer of office and other properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds, a private real estate investment management firm, from 2004 through 2011. Before forming Arsenal in 2004, Mr. Margolis held senior positions from 1992 to 2004 at Prudential Real Estate Investors in portfolio management, capital markets and as General Counsel. Before that, Mr. Margolis worked for The Prudential Insurance Company of America as in-house real estate counsel from 1988 through 1992, and as a real estate associate at the law firm of Nutter, McClennen & Fish from 1986 through 1988. Mr. Margolis has served as a director since May 2020 and is currently a member of the Compensation and Investment and Finance Committees for Invitation Homes, a publicly traded REIT. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law. Mr. Margolis served as a member of our board of directors from February 2005 until July 2015 and rejoined our board on May 18, 2017 after his appointment as Chief Executive Officer.
Qualifications:
Mr. Margolis was selected to serve as a member on our board based on his knowledge of our Company and his extensive finance and real estate experience.

6	Extra Space Storage

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

MARK G. BARBERIO AGE: 63 LEAD INDEPENDENT DIRECTOR COMMITTEES: Audit, Nominating, Governance & Corporate Responsibility	JOSEPH J. BONNER AGE: 70 DIRECTOR COMMITTEES: Compensation & Human Capital, Nominating, Governance & Corporate Responsibility
Experience:
Mark G. Barberio has served as a Principal at Markapital, LLC, a business and M&A consulting firm, since 2013. From 2009-2013, Mr. Barberio served as the Co-Chief Executive Officer of Mark IV, LLC, a global diversified manufacturing company. Mr. Barberio also served as the Chief Financial Officer of Mark IV, LLC from 2004-2013. Mr. Barberio served as the Non-executive Chair of Life Storage, Inc. from 2015 until its acquisition by the Company in 2023. He has served as a director of Gibraltar Industries, Inc. since 2018. He is a trustee serving on the board of Rochester Institute of Technology. Mr. Barberio is a member of National Association of Corporate Directors ("NACD"). Mr. Barberio previously served as the Non-executive Chair of Endo International plc from 2020 to 2024 and as a director of Exide Technologies from 2015 to 2020, Life Storage, Inc. from 2015 to 2023 and Paragon Offshore Limited from 2017 to 2018. Mr. Barberio holds a B.S. in Business-accounting from Rochester Institute of Technology, and an M.B.A. from the State University of New York at Buffalo. Mr. Barberio has been a member of our board of directors since July 2023.
Qualifications:
Mr. Barberio was selected to serve as a member of our board based on his experience with finance and capital markets as well as his years of leadership experience on several major public company boards.

Experience:
Joseph J. Bonner has served as the President & CEO of Solana Beach Capital LLC since January 2015, where he is responsible for advising Owner/Operator/Developer clients on finding solutions for their real estate capital needs. He was previously the Chief Investment Officer of the UAE based company Mubadala Pramerica Real Estate Investors from 2010 to 2014. Mr. Bonner was responsible for executing the investment strategy of the company regionally as well as globally. From 1989 to 2010, Mr. Bonner held senior positions at Prudential Real Estate Investors in asset management and transactions where he was responsible for all real estate acquisitions in the Mid-Atlantic and Northeast Regions of the United States and the Eastern and Mid-Western Regions of Canada. From 1981 to 1987, Mr. Bonner was a senior engineer at Exxon Chemical Company, responsible for providing project management service to Exxon’s worldwide affiliates. Prior to joining Exxon, Mr. Bonner served as a Project Manager for IBM, where he was responsible for the design and construction of corporate office facilities. Mr. Bonner served as a Director at USAA Real Estate Company through June 2018. Mr. Bonner also formerly served on the Investment Committee of Rethink Community, a social impact community development firm. He is currently an Independent Director for a series of mutual funds managed by The Capital Group. Mr. Bonner is a member of the Council on Foreign Relations. Mr. Bonner holds a B.A. in architecture from The Cooper Union, an M.S. in civil engineering from MIT, and an M.B.A. from Harvard University. Mr. Bonner has been a member of our board of directors since May 2019.
Qualifications:
Mr. Bonner was selected to serve as a member on our board based on his extensive experience in real estate investing, global capital markets, acquisitions and finance.

2026 Proxy Statement	7

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

GARY L. CRITTENDEN AGE: 72 DIRECTOR COMMITTEES: Audit (Chair), Compensation & Human Capital	SUSAN HARNETT AGE: 69 DIRECTOR COMMITTEES: Compensation & Human Capital, Nominating, Governance & Corporate Responsibility
Experience:
Gary L. Crittenden is a private investor and since January 2017 has served as an Executive Director at HGGC, LLC, a private equity firm. Mr. Crittenden previously served as the Chairman and Managing Partner of HGGC, LLC from December 2013 to December 2016, as its Chief Executive Officer from April 2012 to December 2013, and as its Managing Partner from 2009 to April 2012. Mr. Crittenden previously served as chairman of Citi Holdings, and as Chief Financial Officer at Citigroup, American Express Company, Monsanto, Sears Roebuck, Melville Corporation, and Filene’s Basement. Mr. Crittenden has served as a director of Primerica, Inc. since July 2013 and Zions Bancorporation since 2016. Mr. Crittenden holds a B.S. in Management from Brigham Young University, and an M.B.A. from the Harvard Business School. Mr. Crittenden has been a member of our board of directors since February 2020.
Qualifications:
Mr. Crittenden was selected to serve as a member of our board and as our Audit Committee chair based on his public company operating experience, financial and accounting expertise and his leadership experience within large enterprises.

Experience:
Susan Harnett has served as a mentor to digital startups at the FinTech Innovation Lab since 2015. Ms. Harnett is a founding limited partner of How Women Invest. Previously, Ms. Harnett served as the Chief Operating Officer (North America) with QBE Insurance Group from 2012-2015. Ms. Harnett has served as a director of OFG Bancorp since 2019, GoalSetter since April 2021, and Sphere 3D since November 2022. Ms. Harnett previously served as a director of Life Storage, Inc. from February 2021 to July 2023, Wellabe Insurance from 2021 to 2023 and First Niagara Financial Group from 2015 to 2016. Ms. Harnett spent most of her career in a variety of global leadership roles at Citigroup. Ms. Harnett is a Certified Director with the NACD and a DCRO Qualified Risk Director. Ms. Harnett holds an M.B.A. from Northwestern University and a Bachelor of Arts degree from Marquette University. Ms. Harnett has been a member of our board of directors since July 2023.
Qualifications:
Ms. Harnett was selected to serve as a member of our board based on her depth of experience with corporate finance and corporate governance as well as her years of experience working with various boards of publicly traded and private companies.

8	Extra Space Storage

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

CRYSTAL CALL MAGGELET AGE: 61 NOMINEE FOR DIRECTOR	R.J. PITTMAN AGE: 56 NOMINEE FOR DIRECTOR
Experience:

Crystal Call Maggelet has served as the CEO and Chairperson of FJ Management Inc., a diversified family business that includes wholly-owned subsidiaries: Big West Oil, a petroleum refinery and Maverik, an 850+ c-store chain and two fuel transportation divisions, Maverik Logistics, TAB Bank, a community bank, and Solar Transport since December 2008. She has also served as the CEO of Maverik since March 2024, overseeing its operations and strategic direction. In 1993, Ms. Maggelet founded Crystal Inn, a small chain of hotels, where Ms. Maggelet has served as the Managing Director since October 1993. In addition to her current board role as Chairperson of FJ Management, she serves on the Wake Robin board, the Organizing Committee for the Utah 2034 Olympic and Paralympic Games, the Great Salt Lake Rising board, and the Zions Bank Advisory board. Her previous board experience includes serving on the boards of Pilot Flying J, Savage Services, Intermountain Health, Liv Communities, the Federal Reserve Economic Advisory Council, and the Utah State Board of Higher Education. In 2018, Ms. Maggelet was named the national Ernst and Young Entrepreneur of the Year for Family Business. In addition, Ms. Maggelet is actively involved in managing the family’s charitable giving through the Call Foundation and the Call to Action Foundation. Ms. Maggelet received a bachelor’s degree in Business Administration, from Pepperdine University and an M.B.A. from Harvard Business School and has Honorary Doctorate Degrees in Business from Utah State University, Weber State University, and Utah Valley University. Ms. Maggelet is a nominee to our board of directors at our annual meeting on May 14, 2026.

Qualifications:

Ms. Maggelet has been nominated to our board based on her experience leading a company with multi-unit retail properties and her expertise related to developing and implementing operational strategies.

Experience:
R.J. Pittman served as Chief Executive Officer of Matterport and as the Chairman of its board of directors from July 2021 to February 2025 and previously served as Chief Executive Officer and as a member of the board of directors of Legacy Matterport since December 2018. He has held senior leadership positions at eBay, Apple, and Google, advancing artificial intelligence, machine learning, and data science to define the next generation of customer experiences. Prior to Matterport, Mr. Pittman served as eBay's first Chief Product Officer from July 2013 to July 2018, leading global product strategy and brand for the company’s marketplace. His prior experience includes leading Apple’s worldwide e-commerce platform, where he rebuilt digital commerce to support the exponential growth of iPhone and iPad, and growing a portfolio of web search properties at Google to several hundred million users. Earlier in his career, Mr. Pittman founded and led several technology startups during the formative years of the internet economy, including Digital Courier Technologies, Inc., a publicly traded e-commerce and digital payments company. He holds a B.S. in Computer Engineering from the University of Michigan and an M.S. in Engineering-Economic Systems from Stanford University. Mr. Pittman is a nominee to our board of directors at our annual meeting on May 14, 2026.
Qualifications:
Mr. Pittman has been nominated to our board based on his experience leading large-scale technology businesses, his expertise in artificial intelligence and digital commerce, and his public company board and leadership experience.

2026 Proxy Statement	9

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

JOSEPH V. SAFFIRE AGE: 56 DIRECTOR	JULIA VANDER PLOEG AGE: 56 DIRECTOR COMMITTEES: Compensation & Human Capital (Chair), Audit
Experience:
Joseph V. Saffire served as the Chief Executive Officer for Life Storage, Inc. from March 2019 through July 2023. Mr. Saffire previously served as the Chief Investment Officer of Life Storage, Inc. from March 2017 to March 2019. Prior to joining Life Storage, Inc., Mr. Saffire served as the Executive Vice President and Head of Commercial Banking for First Niagara Bank from 2014 to 2016. Mr. Saffire also served as the Executive Vice President and Head of Global Banking for Europe, the Middle East and Africa for Wells Fargo Bank from 2012 to 2014 and the Chief Operating Officer and Head of International Corporate and Commercial Banking in Germany for HSBC Bank from 2010 to 2012. Mr. Saffire previously served as a Director of Life Storage, Inc. from March 2019 to July 2023 and has served on the board of Broadstone Net Lease Inc. since February 2025. Mr. Saffire received an M.B.A. from the University at Buffalo and a Bachelors of Science degree in Finance from Boston College. Mr. Saffire has been a member of our board of directors since July 2023.
Qualifications:
Mr. Saffire was selected to serve as a member of our board based on his deep self-storage operational strategy experience as well as his years of public company executive experience, including experience with investor relations.

Experience:
Julia Vander Ploeg has over 25 years of experience leading digital, e-commerce, and technology operations for complex global businesses across diverse industries, including hospitality, automotive, entertainment and retail. Ms. Vander Ploeg brings experience to our Board on capital allocation, innovation, AI, data monetization and customer experience, as well as risk management, ranging from operations to cyber. Ms. Vander Ploeg's experience is sought after across the Fortune 500 today through her current work lecturing in Executive Education at the Kellogg School of Management of Northwestern University. Ms. Vander Ploeg previously served as Global Head of Digital and Technology for Hyatt Hotels Corporation from 2018 to 2022, where she led all e-commerce, digital, and IT to advance Hyatt's guest experience across 1200 hotels in 75 countries through seamless, personalized digital innovation. Ms. Vander Ploeg also served as Vice President of Digital and Business Transformation for Volvo Car Corporation form 2017 through 2018 where she led a significant digital transformation for the corporation, re-shaping the company's digital technology governance during a time of rapid growth. From 2014 through 2017, Ms. Vander Ploeg led digital for McDonald's USA, building complete new digital capability centers that drove the launch of McDonald's first mobile app and mobile ordering at 14,000 restaurants in North America. Julia currently serves as an independent director of Neighborly Inc., the world's largest home services franchise company owning 30 different brands, as well as Suntex Marinas, one of the largest owners and developers of premier marina properties in the United States. Ms. Vander Ploeg received her bachelor's degree from Michigan State University and an MBA from Northwestern University's Kellogg School of Management. She is certified by the National Association of Corporate Directors in Cyber-Risk Oversight. Ms. Vander Ploeg has been a member of our board since November 2020.
Qualifications:
Ms. Vander Ploeg was selected to serve as a member of our board and as our Compensation Committee chair based on her experience with digital marketing, e-commerce, technology, and cyber security.

10	Extra Space Storage

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview
The board of directors believes that the purpose of good corporate governance is to ensure that the board of directors is independent from management, adequately oversees management, and ensures that the interests of management and the board of directors align with the interests of our stockholders in order to maximize stockholder value in a manner consistent with all applicable legal requirements. The Company is committed to strong corporate governance that promotes the long-term interests of its stockholders, strengthens management accountability, and helps maintain public trust in the Company. Consequently, we have adopted corporate governance guidelines, which are available at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents.

2025
NAME	TITLE	2026 Nominee	Director	Independent	Audit Committee	Compensation & Human Capital Committee	Nom., Gov. & Corp. Resp. Committee
Kenneth M. Woolley	Chairman	X	X	X
Joseph D. Margolis	Director and CEO	X	X
Mark G. Barberio (1)	Lead Independent Director	X	X	X	X		X
Joseph J. Bonner	Director	X	X	X		X	X
Gary L. Crittenden	Director	X	X	X	C	X
Susan Harnett	Director	X	X	X		X	X
Spencer F. Kirk (2)	Director		X	X
Crystal Call Maggelet (3)	Director Nominee	X
Diane Olmstead (4)	Director		X	X	X		C
R.J. Pittman (5)	Director Nominee	X
Joseph V. Saffire	Director	X	X	X
Julia Vander Ploeg	Director	X	X	X	X	C
C - Committee Chair
(1) The board anticipates appointing Mr. Barberio as the chair of the Nominating, Governance & Corporate Responsibility Committee.
(2) Mr. Kirk is not standing for re-election at the 2026 Annual Meeting. Mr. Kirk will remain as an unpaid special advisor to the board.
(3) The board anticipates nominating Ms. Maggelet to the Nominating, Governance & Corporate Responsibility Committee following the 2026 Annual Meeting.
(4) Current Nominating, Governance & Corporate Responsibility Committee chair. Ms. Olmstead is not standing for re-election at the 2026 Annual Meeting.
(5) The board anticipates nominating Mr. Pittman to the Audit Committee following the 2026 Annual Meeting.
Director Independence
We require that a majority of the board of directors, and all members of the Audit Committee, the Compensation and Human Capital Committee and the Nominating, Governance and Corporate Responsibility Committee, be independent in accordance with the New York Stock Exchange (“NYSE”) rules. In order to determine whether a director is independent, the board of directors affirmatively determines that there is no direct or indirect material relationship between the Company and the director. If all ten of the nominated directors in 2026 are elected, the board of directors has determined that nine of ten directors will be independent. The board reached this determination after considering all relevant facts and circumstances, responses to director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors and applicable affiliates. The board also determined that all members of the Audit Committee, the Compensation and Human Capital Committee and the Nominating, Governance and Corporate Responsibility Committee are independent in accordance with NYSE and Securities and Exchange Commission ("SEC") rules.
Nomination of Directors
Nominees for director are selected by the Nominating, Governance and Corporate Responsibility Committee. The board of directors has developed criteria that are designed to describe the qualities and characteristics desirable for the board of directors as a whole. The Nominating, Governance and Corporate Responsibility Committee aims to identify nominees who will contribute to the range of attributes, skills, experiences, backgrounds, and perspectives, with a view to identify nominees that can assist the board of directors with its decision making. The Nominating, Governance and Corporate Responsibility Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business; (ii) diversity of perspectives, backgrounds, experiences and other perspectives; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the board of directors will build a board that is active, collegial and responsive to the needs of the Company. In addition, the Nominating, Governance and Corporate Responsibility

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Committee aims for the pool of candidates that the committee considers to incorporate qualified individuals from a variety of backgrounds, including demographic backgrounds.
The criteria and the effectiveness of our nomination policies are reviewed annually by the Nominating, Governance and Corporate Responsibility Committee and the board of directors. In general, they require that each director or nominee:
•    possesses a high level of personal and professional ethics;
•    has sound business judgment and integrity;
•    has financial literacy or other business or professional experience relevant to understanding our business;
•    has experience with businesses and other organizations of comparable size and complexity;
•    has the ability to think and act independently; and
•    has demonstrated the capacity to work constructively with others.
The Nominating, Governance and Corporate Responsibility Committee will consider nominees recommended by stockholders. Stockholder recommendations of directors must be made in writing and include the candidate's written consent to be nominated and sufficient background information on the candidate to enable the committee to assess his or her qualifications. Stockholder recommendations should be addressed to our Corporate Secretary at the following address:
Extra Space Storage Inc.
Attn: Corporate Secretary
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Recommendations received from stockholders will be considered and processed subject to the same criteria as candidates nominated by the Nominating, Governance and Corporate Responsibility Committee, as discussed above.
Board Orientation and Education
Each new director participates in a rigorous orientation program wherein such director meets members of our senior management, and attends presentations concerning the Company’s core disciplines, including marketing, sales, revenue management, investments, security and risk mitigation.
In addition to new director orientation, our directors regularly participate in continuing education to maintain the skills necessary to perform their duties and responsibilities and to keep abreast of industry trends, legal and regulatory developments and corporate governance practices. These include various presentations by outside advisors and consultants at board meetings and retreats, regular discussions with management and the opportunity to attend various external board education programs.
Communications with the Board and its Committees
Any stockholder or other interested party may communicate with the board of directors, the independent board members, any of the committees of the board of directors, or one or more of its individual members, by directing correspondence to any such individual or group of individuals in care of the Corporate Secretary, Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121 or by referring to the “Stockholder Communication Policy” at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents.
Board Evaluations
Each year the board conducts a self-evaluation. These evaluations have included a written survey completed by each director, an interview process in which the Lead Independent Director talks to each director individually regarding his or her view of how the board overall and each of our directors is performing, and utilizing an independent consultant to interview each director individually to gather information on the functionality of the board, its committees and its directors. In 2025, the board engaged an independent consultant to evaluate the board, its directors and its governance policies and intends to continue to engage an independent evaluator on a regular basis as needed, but no less than every three years. Generally, the evaluations address issues such as whether there are additional items that should be added to agendas, whether management is providing the board with the information it needs to effectively review the Company’s performance and risks, whether meetings feature a healthy level of debate and participation, whether the composition of the board is appropriate, feedback on individual directors, whether the board is adequately monitoring the Company’s strategic direction, and the performance and development of management. This feedback is then discussed in the Nominating, Governance and Corporate Responsibility Committee, which takes the feedback into consideration in its ongoing evaluation of potential new director candidates when recommending a slate of nominees for election to the board at each annual meeting of the stockholders. In addition, the evaluations are discussed in depth at an executive session of the board.

12	Extra Space Storage

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
In addition, each of the board’s committees annually conducts a review of its charter and a self-assessment of the performance of committee duties under its charter over the previous year. The review generally includes:
•the role of the committee within Extra Space,
•the committee’s structure, function and risk management role,
•the committee’s charter and fulfillment of delegated responsibilities, and
•the committee’s follow-through.
During 2025, the board and its committees reviewed the committee charters to ensure that the charters clearly state the purposes and responsibilities of each committee. As a part of that review, the Compensation Committee determined to change the name of the committee to the Compensation and Human Capital Committee to better reflect the duties and responsibilities of the committee.
Board Service Limitations
The Company expects our directors to have enough time to dedicate to their role as a director to ensure appropriate oversight of the Company. As a result, our Nominating, Governance and Corporate Responsibility Committee has adopted a policy limiting the board service of our directors as follows:
•executive directors may serve on no more than one board in addition to the Company board; and
•non-executive directors may serve on no more than three boards in addition to the Company board.
When determining the number of boards on which a director serves, the Company does not include private company boards, subsidiary boards for which a director already serves as either an officer or director, or charitable organizations, trade associations or other similar organizations.
Stockholder Rights and Accountability
•Our board is not classified, and each of our directors is subject to annual reelection, except for board actions to fill vacancies arising between stockholder elections. Our Corporate Governance Guidelines prohibit a classified board as well as staggered terms.
•Stockholders holding a majority of outstanding shares have the right to call special meetings.
•Stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our Bylaws, or adopt new Bylaws.
•Stockholders possess the right to nominate candidates to the Board through the proxy access provisions of our Bylaws.
•Stockholders may act by written consent.
•We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval.
•We actively engage with our stockholders, seek input, address questions and concerns, and provide perspective on Company policies and practices through our direct outreach to investors, our annual meetings of stockholders and regular detailed investor presentations.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code”) outlines the principles of conduct and ethics to be followed by our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code is to:
•    promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•    avoid conflicts of interest, including disclosure to an appropriate person or committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;
•    promote full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by the Company;
•    comply with applicable governmental laws, rules and regulations;
•    promote prompt internal reporting to an appropriate person or committee of violations of the Code;
•    promote accountability for adherence to the Code;
•    provide guidance to employees, officers and directors to help them recognize and deal with ethical issues; and
•    provide mechanisms to report unethical conduct and help foster our longstanding culture of honesty and accountability.
A copy of the Code has been provided to, and signed by, each of our directors, officers and employees. A copy of the Code is available on our website at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Stockholder Engagement
During 2025, members of executive management and board leadership continued their active engagement with stockholders. In addition, stockholders may also contact members of our board or management through our website or by regular mail. We host quarterly earnings conference calls to which all stockholders have access. We continue to adopt governance changes as a result of outreach to our stockholders for their views. Based on that outreach, we believe the combination of actions we have taken present an overall governance structure responsive to their views.
Claw-backs to Recoup Compensation
In compliance with the SEC's adoption of final rules related to claw-backs under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the corresponding NYSE listing standards, we have adopted a policy (the "Claw-back Policy") that provides that for each covered executive, including each NEO, the Company is entitled to recover any incentive-based compensation (cash or equity) received by the covered executive based on the achievement of financial reporting measurements during the three completed fiscal years immediately before the date the restatement determination is made, to the extent that the amount of the annual or long-term incentive compensation is greater than what the covered executive would have received based on the restated financial results. Recovery of these amounts is required, regardless of whether the covered executive was responsible for the restatement, with only limited exceptions. The requirements of the Claw-back Policy are incorporated into our incentive compensation programs, and each covered executive is required to acknowledge the applicability of the Claw-back Policy to the executive's incentive compensation awards received after the Claw-back Policy's effective date.
The policy is administered by the Compensation and Human Capital Committee. The Company will disclose actions taken under the Policy in its proxy materials when required by, and in compliance with, SEC rules and regulations and other applicable laws.
Political and Charitable Contributions
Our Nominating, Governance and Corporate Responsibility Committee oversees the Company’s political and charitable contributions and other public policy matters. In order to facilitate accountability and informed decision-making with respect to the Company’s political contributions, the board has adopted Political and Charitable Contributions Guidelines that apply to contributions or expenditures of corporate funds to various political entities, charitable organizations, and certain causes. Contributions subject to the Guidelines must be approved by a management committee and/or the Nominating, Governance and Corporate Responsibility Committee. All contributions are required to be reported quarterly to the Nominating, Governance and Corporate Responsibility Committee.
Insider Trading Policy
We have a robust policy to ensure that neither our employees or directors violate insider trading rules, including 90 day cooling off periods for Rule 10b5-1 trading plans and a prohibition on overlapping and single-trade plans.
Succession Planning
We continue to focus on our own governance, including succession planning for our board with a commitment to ensure our board has a variety of backgrounds, experiences and perspectives. We strive to maintain an appropriate and comprehensive mix of skills and backgrounds on our board. Rather than imposing arbitrary age or tenure limits on service, the Nominating, Governance and Corporate Responsibility Committee regularly reviews each director’s continued role on the board and the need for periodic board refreshment. We have nominated two new directors to join our board this year, and three out of eight of the directors standing for reelection this year have joined the board in the last five years.
Pledging Limitations & Hedging Prohibitions
The Company has adopted a policy that limits pledging transactions by our directors and senior executives. Such pledges are only allowed with respect to shares held in excess of stock ownership requirements and only after obtaining the written permission of the Compensation & Human Capital Committee. The Compensation & Human Capital Committee believes that allowing pledges in excess of the stock ownership requirements is unlikely to result in adverse effects to stockholders. The Compensation & Human Capital Committee also recognizes that by allowing such pledging arrangements, directors and senior executives are able to pursue their respective business interests without the need to sell Company shares to raise additional capital.
The Company has adopted a policy that applies to our directors and senior executives that prohibits all hedging and similar monetization transactions.

14	Extra Space Storage

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Social Responsibility
Extra Space Storage believes in helping people build a better tomorrow. This vision is realized through an inclusive culture that values and celebrates the unique attributes and characteristics of each employee. The Company focuses on building a diverse and talented workforce by investing in training, development, and career planning, ensuring long-term success for years to come. We believe that having the best people on the team, regardless of background, leads to the best results, and we have seen our employee engagement efforts pay off. In 2025, U.S. News listed Extra Space as one of the “Best Companies to Work For” and Forbes chose us as one of the “Best Companies to Work for and Invest in.” Both of these awards along with many others awarded to the Company in 2025 are a testament to the integrity upheld by the team every day. In addition, based on our own employee engagement survey, we achieved an overall satisfaction score of 76% with 93% of our employees participating in our survey.
In order to attract and retain top talent from all backgrounds, we invest in comprehensive development opportunities across the organization, including our flagship programs such as LDP, EDP, LAUNCH, GPS, SEED, and DMIT. In 2025, our investment in training and development included structured leadership development, communication training, individual development plans, site manager training, mentorship experiences, the launch of a new Learning Management System (Axonify), and the rollout of a new District Manager onboarding program. In addition, our store employees received an average of 48 hours of training in 2025, and each new hire received an average of 82 hours of training, reinforcing our focus on equipping employees with the skills, tools, and support needed to thrive.
We believe that promoting the health and well-being of our employees through their own personal wellness plans leads to an increase in employee productivity, improves morale, creates a positive and healthy work environment and reduces healthcare costs. We offer competitive health benefits and encourage our employees to participate in employee health and wellness programs. We offer our employees a health concierge service that helps them navigate their healthcare, from finding providers, comparing costs and resolving complex claims issues. We also offer other health oriented benefits such as a fitness program that allows for reimbursements to employees for expenses incurred relating to fit-friendly activities, sports or exercise equipment. The Company has always valued the safety of our employees and provides regular training for our employees to increase safety at our sites.
We sponsor volunteer hours by our employees, benefiting both local and national nonprofit organizations. Included among these organizations are USANA Kids Eat, Ticket to Dream, Wreaths Across America, various food banks across the country, and more. Outside of employer sponsored volunteer hours, we also have a program that recognizes employees who spend their free time making a difference in their local communities with both a personal bonus and a charitable donation from Extra Space.
As part of our dedication to giving back, at the end of each year, we host a donation drive for Feeding America. In 2025, through employee donations and a company match, this initiative resulted in 166,000 meals donated to Feeding America. To further amplify our team's personal desire to give back to our communities, we also offer the benefit of donation matching, where Extra Space matches employee contributions to the charitable organizations of their choice. Organizations that we donated to in 2025 as part of the program include American Heart Association, Wasatch Trails Foundation, Special Olympics, Best Friends Animal Society, and many more. By allowing our team to give back in the format of their choice, we increase employee engagement while doing good within our communities. We also awarded eight scholarships to college students as part of our "There's Space for Everyone" scholarships program.
The Company is committed to fostering an inclusive culture and living its core values, integrity, teamwork, excellence, passion and innovation. In 2025, we continued to expand participation in our employee resource groups, which provide all employees with opportunities to build connections, celebrate culture, and engage in educational initiatives that strengthen our workplace community. Inclusion is central to our values and culture at Extra Space. We believe that excellence and innovation stem from diverse perspectives, integrity is sustained through treating our employees fairly, and teamwork thrives in an environment where every individual feels valued. We strive to ensure every employee feels engaged and empowered to bring their whole selves to work, fueling their passion and commitment to our shared goals. We believe that prioritizing employee development, health and safety, and overall well-being, while staying true to our core values, strengthens engagement and helps us attract and retain talented individuals from all backgrounds. These efforts create a positive work environment where people can thrive and contribute to long-term success.
Environmental Sustainability
Our goal with environmental sustainability is to be the provider of choice for energy efficient and sustainable self-storage facilities nationwide. Our board recognizes that sustainability and energy efficiency are important to Extra Space’s business strategy. Our efforts in promoting sustainability and energy efficiency are backed by a record of action. Across our portfolio we focus on the following:
•Improving energy efficiency through lighting retrofits. At December 31, 2025, 100% of our wholly owned stores have been upgraded, or are scheduled to be updated, to LED or T-8 lighting systems, with LED fixtures used on all projects since 2017. These lighting retrofit initiatives result in cumulative estimated savings of over 39 million kilowatt-hours.
•Installing solar panels. We commissioned solar projects at 154 of our stores in 2025. We have generated 390 gigawatt-hours through on-site solar panels since we initiated our solar initiative in 2010. In 2025, our clean energy production offset the equivalent carbon dioxide emissions of 51 million pounds of coal being burned according to U.S. Environmental Protection Agency Metrics. To date, our solar program has offset the equivalent carbon dioxide emissions of 291 million pounds of coal being burned.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
•Decreasing heating and air-conditioning expenses by controlling temperatures and updating to more energy efficient systems. In 2025, we invested $26 million in high-efficiency HVAC systems.
•Reducing water consumption with efficient plumbing devices and irrigation systems.
•Recycling 9,414 pounds of obsolete computer and electronic equipment.
•Using recycled materials in the products we sell in our stores and incorporating products that have been certified by third-parties, such as the Sustainable Forestry Initiative (SFI), demonstrating that they have been produced by responsible sources.
We also participated in the GRESB Real Estate Assessment in 2025, receiving a score of 70. The self-storage peer group average was 57. We continued to receive the highest possible public disclosure score of “A”, scoring a 97/100. The global average score was a "B". We have joined GRESB as a full member and will continue to participate in the GRESB Real Estate Assessment annually. We will continue to participate in other industry related surveys focused on sustainability reporting.
For additional information on our environmental initiatives and to see our sustainability reports, visit our sustainability web page at the following address: http://ir.extraspace.com/sustainability.
For the avoidance of doubt, neither these reports nor any other information on our website is incorporated herein by reference. Moreover, certain of the disclosures here and elsewhere, including on our website, are informed by third-party frameworks or other stakeholder expectations and, therefore, may not be material for purposes of our securities filings, even if we use terms such as “material” or “materiality.” Particularly in the ESG context, “materiality” is subject to various definitions that differ from, and are often more expansive than, the definition under U.S. federal securities laws.

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

Leadership Structure
Independent directors and management have different perspectives and roles in strategy development and execution. Our independent directors bring experience, oversight and expertise from outside the Company and across various industries and disciplines, including real estate, technology and financial services. Our Chairman and our CEO bring extensive company-specific and industry experience and expertise to their roles.
Our board of directors has separated the positions of Chairman of the board and CEO. Mr. Woolley serves as our Chairman, and Mr. Margolis serves as our CEO and director. Our board of directors has determined that this leadership structure is appropriate at this time as it allows the CEO to focus on our day-to-day business, while allowing the Chairman of the board of directors to lead the board in its fundamental role of providing advice to and independent oversight of management.
The board has a governance structure that includes regular meetings of the independent directors in executive session and with our internal auditors, external auditors and other consultants. Our Lead Independent Director helps to facilitate and strengthen the role of the independent directors. The specific responsibilities of the Lead Independent Director are as follows:

Executive Sessions/ Committee Meetings	• Presides at all meetings of the board at which the Chairman is not present
Meetings of Independent Directors	• Calls meetings of the independent directors, if needed, and sets the agenda
Board Processes and Information	• Helps ensure the quality, quantity, appropriateness and timeliness of information provided to the board and meeting agendas • Ensures feedback is properly communicated to the board and Chairman
Retention of Outside Advisors and Consultants	• Retains outside advisors and consultants who report directly to the board
Board Review and Assessment
 • Assists the Nominating, Governance and Corporate Responsibility Committee in conducting regular interviews with each director regarding his/her assessment of the effectiveness of the board and the committees

16	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
Risk Oversight
The board is responsible for overseeing our company-wide approach to the identification, assessment and management of major risks. Both our board and management have key responsibilities in managing risk throughout the Company. Our board provides overall risk oversight, both directly and through its committees, to identify and assess the major risks our Company faces and to oversee the policies and procedures for monitoring and controlling such risks. The table below shows the board’s governance responsibilities and management’s key responsibilities managing and overseeing risk throughout the Company.

Board

• Oversees business strategy, major resource allocation, and overall oversight of business conduct

• Provides overall oversight of the risk management process, exercised through its standing committees

• On an annual basis, management reports to the board on top enterprise risks and the steps management has taken to mitigate these risks

• Our Senior Vice President of Technology provides quarterly updates to the board on technology and cybersecurity

• Our Executive Vice President and Chief Legal Officer provides quarterly updates to the board on material legal and regulatory matters

• Our Executive Vice President and Chief Digital Officer reports to the board quarterly on AI, including the continued adoption of AI and risk oversight of the use of AI at the Company

• Management provides regular reports for board discussion regarding recent operations, finance, acquisitions, human capital and other developments impacting the Company

Audit Committee

Oversees risks related to our enterprise risk management framework, including and/or in addition to:

• Financial statements, accounting, financial reporting and internal controls, including working with auditors;

• Compliance with legal and regulatory requirements and ethics programs;

• Performance of internal audit function and effectiveness of internal controls; and

• Oversees SEC disclosures in the event of a cybersecurity breach.

Compensation & Human Capital Committee

Oversees risks related to compensation and human capital management, including:

• Overall compensation policies, practices and philosophy;

• Incentive and equity-based compensation plans;

• Regulatory compliance with respect to compensation matters; and

• Compensation recovery policy.

Nominating, Governance & Corporate Responsibility Committee

Oversees risks related to our overall corporate governance, including:

• Board nominations, evaluations and effectiveness;

• Board and committee composition, skills tenure and diversity;

• Board and management succession planning; and

• ESG strategy, initiatives and policies and ESG-related risks.

Management

• Identifies and assesses material risks

• Develops and implements appropriate risk management strategies

• Integrates risk management into decision-making process

• Ensures that information with respect to material risks is transmitted to the board and its committees, as appropriate

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LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

Cybersecurity Risk Management and Strategy
The Company has developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our cybersecurity risk management program is integrated into our overall risk management program, and shares common methodologies, reporting channels and governance processes that apply across the risk management program to other legal, compliance, strategic, operational, and financial risk areas.
Cybersecurity Risk Identification and Management
We design and assess our program based on the Center for Internet Security Critical Security Controls Version 8 (CIS V8). This does not imply that we meet any particular technical standards, specifications, or requirements, only that we use the CIS V8 controls as a guide to help us identify, assess, and manage cybersecurity risks relevant to our business.
Key elements of our cybersecurity risk management program include but are not limited to the following:
•third-party risk assessments designed to help identify material cybersecurity risks to our critical systems and information;
•a security team principally responsible for managing (1) our cybersecurity risk assessment processes, (2) our security controls, and (3) our response to cybersecurity incidents;
•the use of external service providers, where appropriate, to assess, test or otherwise assist with aspects of our security controls;
•end-user testing to assess the effectiveness of our security measures;
•cybersecurity awareness training of our board, employees, incident response personnel, and senior management, such as mandatory computer-based training, phishing awareness campaigns, and internal communications;
•an Incident Response Plan ("IRP") that includes procedures designed for identifying, analyzing, containing, remedying and otherwise responding to cybersecurity incidents; and
•a third-party risk management process for key service providers based on our assessment of their criticality to our operations and respective risk profile.
We have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition.
We face risks from cybersecurity threats that, if realized, are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition. Our management team, including our Senior Vice President of Technology and Vice President of Information Security and Compliance, is responsible for assessing and managing our material risks from cybersecurity threats. The team has primary responsibility for our overall cybersecurity risk management program and supervises both our internal cybersecurity personnel and our retained external cybersecurity consultants. Our management team overseeing cybersecurity has over 25+ years of technology and cybersecurity experience, and certain of our team hold various cybersecurity certifications, including the Certified Information Systems Security Professional (CISSP) certification. Our Senior Vice President of Technology has over 20 years of experience as a technology leader, has led large-scale digital transformations, and has deployed industry-leading systems and strategies to improve reliability. Our Vice President of Information Security and Compliance has been in the information technology field for over 30 years, led our IT operations for 18 years, and has been solely dedicated to our cybersecurity efforts for the last nine years.
Our management team supervises efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include briefings from internal security personnel; threat intelligence and other information obtained from governmental, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in the IT environment. The Company has not experienced an information security breach in the last three years nor is it aware of a security breach by a third-party that has included any of the Company's sensitive information.
Board Oversight of Cybersecurity
Our Board considers cybersecurity risk as part of its risk oversight function and oversees management’s implementation of our cybersecurity risk management program. In addition, management updates the Board, where it deems appropriate, regarding any cybersecurity incidents it considers to be significant, or potentially significant.
The Board receives briefings from management on our cyber risk management program on a quarterly basis. Board members receive presentations on cybersecurity topics from our Senior Vice President of Technology as well as our Vice President of Information Security and Compliance, internal security staff or external experts as part of the Board’s continuing education on topics that impact public companies. The Audit Committee oversees required disclosures in the event of a cybersecurity incident.
Our management team takes steps to stay informed about and monitor efforts to prevent, detect, mitigate, and remediate cybersecurity risks and incidents through various means, which may include: briefings from internal security personnel; threat intelligence and other information obtained from governmental, public or private sources, including external consultants engaged by us; and alerts and reports produced by security tools deployed in our IT environment.

18	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

Attendance at Meetings of the Board and its Committees
The board of directors holds at least four regularly scheduled meetings per year and additional special meetings as necessary. Each director is expected to attend all regularly scheduled and special meetings, unless unusual circumstances make attendance impractical. The board of directors may also take action from time to time by written or electronic consent. For the year ended December 31, 2025, our board and its committees maintained strong oversight over our management and business, with the board holding a total of five meetings on financial and operational results, corporate strategy, governance, compensation and other topics. During the time such director served on our board during 2025, each director attended at least 90% of the meetings of the board of directors and of any committees on which he or she served during this period.
Committees of the Board of Directors
The committees on which each director serves are listed above in “Information about the Board of Directors and its Committees—Nominees for Directors.”
AUDIT COMMITTEE
The Audit Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the independent auditors for the Company, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Audit Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of the financial statements and reports and compliance with laws, regulations and corporate policies of the Company. Additionally, the Audit Committee oversees the independent auditor’s qualifications, performance and independence; monitors communications with the independent auditor; and monitors the performance of the internal audit function at the Company. In accordance with the rules of the NYSE, the board of directors has determined that each of the current members of the Audit Committee is independent as defined by the Audit Committee’s charter and Section 303A of the NYSE Listing Standards.
As set forth in the Audit Committee’s charter, management of the Company is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing the principles, policies, internal controls and procedures surrounding the financial statements as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, and annually auditing the effectiveness of our internal controls over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.
Mr. Crittenden, Mr. Barberio and Ms. Olmstead have each been designated as an “audit committee financial expert” as defined in the SEC’s Regulation S-K, Item 407(d)(5).
REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company, as well as the Company’s compliance with corporate policies and legal and regulatory requirements, including the Sarbanes-Oxley Act of 2002. During fiscal year 2025, the Audit Committee met eight times and discussed with the CEO, Chief Financial Officer (“CFO”), Principal Accounting Officer, internal auditors and independent registered public accounting firm (external auditors) the SEC filings that contained financial information, prior to their public release. The Audit Committee’s meetings include executive sessions with the Company’s external and internal auditors, in each case without the presence of the Company’s management.
In discharging its oversight responsibility, the Audit Committee received from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, internal auditors and external auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization and responsibilities. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks. After careful consideration of the best interests of our stockholders, the Audit Committee has chosen Ernst & Young LLP as our independent public accountants for fiscal year 2026.
In carrying out its responsibilities, the Audit Committee, among other things:
•    monitors preparation of quarterly and annual financial reports by the Company’s management;

2026 Proxy Statement	19

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD
•    supervises the relationship between the Company and its external auditors, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the external auditors;
•    oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program;
•oversees required SEC disclosures in the event of a cybersecurity breach;
•oversees the Company’s Senior Director of Internal Audit and monitors the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to implement recommended improvements in internal procedures and controls; and
•    reviews, approves and/or ratifies related-party transactions for which such approval is required under applicable law, including SEC and NYSE rules.
During fiscal year 2025, management advised the Audit Committee that each set of financial statements reviewed and discussed by management with the committee had been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, management reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the external auditors of matters required to be discussed pursuant to AS 1301(Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Ernst & Young LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Ernst & Young LLP to the Audit Committee pursuant to Rule 3526 of the PCAOB (Communication with Audit Committees Concerning Independence).
In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and external disclosure control structure. The Audit Committee conducted a performance self-evaluation for review with the board of directors that included a comparison of the performance of the Audit Committee with the requirements of its charter.
Taking all of these reviews and discussions into account, the Audit Committee members listed below recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
During 2025, the Audit Committee held eight meetings.
Submitted by the Audit Committee,

Gary L Crittenden, Chair
Mark Barberio
Diane Olmstead
Julia Vander Ploeg
COMPENSATION & HUMAN CAPITAL COMMITTEE
The Compensation & Human Capital Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents. The Compensation & Human Capital Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the Compensation & Human Capital Committee’s primary responsibilities with respect to compensation as follows:
•    examine periodically the philosophy and structure of the Company’s compensation programs;
•    oversee and act on behalf of the board of directors with respect to the benefit and compensation plans of the Company;
•    establish the Company’s total compensation philosophy, and ensure that the compensation programs of the Company reflect that philosophy;
•    evaluate the CEO's performance in light of clearly established goals and objectives and establish the compensation of the CEO;
•    review and approve the CEO’s compensation recommendations with respect to other executives;
•    monitor awards under the Company’s equity compensation plans;
•administer the Company's compensation recovery policy; and
•    report to the board of directors in its meetings and executive sessions.
In performing its duties, the Compensation & Human Capital Committee has the authority to take such action as it deems appropriate to implement the purposes of the Compensation & Human Capital Committee. The Compensation & Human Capital Committee may retain

20	Extra Space Storage

LEADERSHIP STRUCTURE, RISK OVERSIGHT AND COMMITTEES OF THE BOARD

legal, accounting or other consultants, and meet in separate executive sessions with the Company’s management and employees and its compensation consultant.
During 2025, the Compensation & Human Capital Committee retained Meridian Compensation Partners ("Meridian") as its independent compensation consultant to advise the Compensation and Human Capital Committee in connection with matters pertaining to executive compensation, including advising as to market levels and practices, plan design and implementation, comparable company data, consulting best practices and governance principles. The Compensation and Human Capital Committee has determined that Meridian is independent. In reaching these conclusions, the Compensation & Human Capital Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards. During 2025, the Compensation & Human Capital Committee held seven meetings.
COMPENSATION & HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
All members of the Compensation & Human Capital Committee are independent under NYSE listing standards. During 2025, none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the board of directors of the Company or on the Compensation & Human Capital Committee of the board of directors. No member of the Compensation & Human Capital Committee has ever been an officer or employee of the Company or any of its subsidiaries. No interlocking relationships existed during the year ended December 31, 2025, between any member of the board or the Compensation & Human Capital Committee and an executive officer of the Company.
NOMINATING, GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE
The Nominating, Governance and Corporate Responsibility Committee operates under a written charter adopted by the board of directors, a copy of which is posted on the Company’s website at www.extraspace.com under Company Info—Investor Relations—Governance—Governance Documents. The Nominating, Governance and Corporate Responsibility Committee assesses the adequacy of its charter annually. The charter, which reflects the standards set forth in the SEC and NYSE rules and regulations, identifies the Nominating, Governance and Corporate Responsibility Committee’s primary duties and responsibilities as follows:
•    identify potential board members and recommend to the board a slate of nominees for election to the board and recommend directors to serve on the committees of the board;
•    develop and recommend to the board corporate governance guidelines applicable to the Company, including a code of ethics and monitor Company's compliance with such guidelines;
•    engage in succession planning for the CEO and other key executives;
•    oversee the board of directors’ annual evaluation of itself and its committees;
•oversee board education and training; and
•monitor and oversee management's efforts and activities on sustainability initiatives, including environmental, social and governance matters, including an annual in-depth review of the Company's progress regarding such initiatives.
The Nominating, Governance and Corporate Responsibility Committee reviews communications from stockholders and responds directly or through the Chief Legal Officer. In performing its duties, the Nominating, Governance and Corporate Responsibility Committee has the authority to take such action as it deems appropriate to implement the purposes of the Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee may retain legal, accounting or other consultants, and meet in separate executive sessions with the Company’s management and employees and its consultants.
During 2025, the Nominating, Governance and Corporate Responsibility Committee held three meetings.
POLICY REGARDING BOARD ATTENDANCE AT STOCKHOLDERS MEETINGS
We encourage attendance at stockholders meetings by members of the board of directors and senior executives so that stockholders will have the opportunity to meet our directors and senior executives. All of our then-current board members attended the 2025 Annual Meeting of Stockholders.

2026 Proxy Statement	21

DIRECTOR COMPENSATION
All non-employee directors receive compensation for their service. The board determines the form and amount of compensation for non-management directors after consideration of the recommendation of the Compensation and Human Capital Committee. The board approved the mix of cash and equity compensation described below.
Retainers are paid quarterly in cash and are prorated when a director joins the board. Below are the annual retainers that non-employee directors were entitled to receive beginning on May 21, 2025 for board service:

Compensation	Amount ($)
Chairman Cash Retainer	340,000
Director Cash Retainer	90,000
Lead Independent Director, supplemental	35,000
Audit Committee Chair, supplemental	30,000
Compensation and Human Capital Committee Chair, supplemental	25,000
Nominating, Governance and Corporate Responsibility Committee Chair, supplemental	20,000
Non-Chair Committee Member, supplemental	10,000
In addition, all non-employee directors receive an award on the date of each annual meeting of shares of common stock equivalent in value to $200,000 (to the nearest share), with the number of shares determined by the closing price of our common stock on the date of the annual meeting. These shares vest on the first anniversary of the date of grant, subject to a director’s continued service through the vesting date. The following table presents the compensation paid to our non-employee directors in 2025:

Name	Fees earned or paid in cash ($)	Stock awards (1) ($)	All other compensation (2) ($)	Total ($)
Kenneth M. Woolley	340,000	200,000	8,954	548,954
Joseph J. Bonner	110,000	200,000	8,954	318,954
Gary Crittenden	130,000	200,000	8,954	338,954
Spencer F. Kirk (3)	90,000	200,000	8,954	298,954
Diane Olmstead (3)	120,000	200,000	8,954	328,954
Julia Vander Ploeg	125,000	200,000	8,954	333,954
Mark Barberio	145,000	200,000	8,954	353,954
Susan Harnett	110,000	200,000	8,954	318,954
Joseph V. Saffire	90,000	200,000	8,954	298,954
Total	1,260,000	1,800,000	80,586	3,140,586
(1)    Each non-employee director listed in the table above received 1,375 shares of common stock on May 21, 2025. Dollar amounts represent grant date fair value of such grants as determined in accordance with Accounting Standards Codification 718, "Stock Compensation" ("ASC 718") using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026. As of December 31, 2025, each of our non-employee directors listed in the table above held 1,375 shares of restricted stock.
(2)    All other compensation represents dividends paid to non-employee directors on unvested common stock.
(3)    Mr. Kirk and Ms. Olmstead are not standing for re-election at the 2026 annual meeting. Mr. Kirk will remain as an unpaid special advisor to the board.
During 2025, Mr. Margolis served as a director and was also our CEO. As an employee, he did not receive any additional compensation for his services as a director. In accordance with SEC rules, we have not included Mr. Margolis in the table above.
Stock Ownership Guidelines for Directors
We have stock ownership guidelines that require each of our non-employee directors, within five years after appointment to the board, to hold shares of our common stock or restricted stock (whether or not vested) with a value equal to the sum of five times the annual cash portion of the board retainer. These stock ownership guidelines align our directors’ interests with those of our stockholders by ensuring non-employee directors hold equity in the Company. Each non-employee director has met these guidelines as of December 31, 2025 or has additional time within which to come into compliance in accordance with the guidelines.

22	Extra Space Storage

EXECUTIVE OFFICERS
Information for Joseph D. Margolis is contained previously under the heading “Information about the Board of Directors and its Committees—Nominees for Directors.” Information with regard to our other named executive officers is presented below. All executive officers are elected as officers at the annual organizational meeting of the board of directors held following each annual meeting of stockholders.

ZACH DICKENS AGE: 51 TITLE: Executive Vice President and Chief Investment Officer	Zach Dickens has served as our Chief Investment Officer since December 2020. Mr. Dickens has been with the Company since 2002, and he has served in various roles in the real estate department, including currently as Executive Vice President of Investments. Mr. Dickens has been instrumental in the Company's investments, structuring transactions with joint venture partners, preferred equity investments and growing the Company’s bridge lending program. Prior to joining Extra Space Storage, Mr. Dickens oversaw a technical support team at eBay. Mr. Dickens has a Master of International Management from Thunderbird School of Global Management, an M.B.A. from Arizona State University and a Bachelor's in Russian Language from the University of Utah.

MATTHEW HERRINGTON AGE: 45 TITLE: Executive Vice President and Chief Operations Officer	Matt Herrington has served as our Chief Operations Officer since June 2020. In addition to leading operations, Mr. Herrington oversees facilities management and construction. Mr. Herrington has been a member of the Company’s senior management team for over a decade, most recently serving as the Senior Vice President of Operations from 2015-2020. Mr. Herrington has been with the Company since 2007 in various roles including Divisional Vice President of Operations and Senior District Manager, Operations. Mr. Herrington holds a Master's of Science in Management from Baker University and a Bachelor's in Business Administration from the University of Nebraska - Kearney.

GWYN G. MCNEAL AGE: 57 TITLE: Executive Vice President and Chief Legal Officer	Gwyn G. McNeal has served as our Chief Legal Officer since July 2013. Ms. McNeal has been with the Company since 2005. Prior to her current role she was the Vice President and Associate General Counsel of the Company, providing legal support to the Company’s operations team along with overseeing litigation, employment law matters and intellectual property. Ms. McNeal began her career practicing law with Latham & Watkins LLP, San Diego from 1992 to 2000. She then served as General Counsel for 3form, Inc. from 2000 to 2003. Prior to joining the Company, Ms. McNeal represented the Company as external counsel with Nelson Christensen & Helsten. Ms. McNeal holds a B.A. from Brigham Young University and a J.D. from the University of Southern California.

JEFF NORMAN AGE: 45 TITLE: Executive Vice President and Chief Financial Officer	Jeff Norman has served as our Chief Financial Officer since July 2025. Mr. Norman has been with Extra Space Storage since 2012, and has served on the Company's senior management team since 2014, operating in various roles including Director of Financing, Vice President Investor Relations, and Senior Vice President of Capital Markets and Treasury. Mr. Norman was instrumental in establishing the Company's bridge lending platform, Extra Space Capital LLC, as well as its sustainability program. Mr. Norman was also central in obtaining and maintaining the Company's public credit ratings and has managed the Company's risk management function since 2022. Prior to joining the Company, Mr. Norman worked for over eight years at Zions Bank's National Real Estate Group in multiple roles concluding as a Vice President. Mr. Norman holds a B.A. in Finance and an M.B.A. degree from the University of Utah.

SAMRAT SONDHI AGE: 51 TITLE: Executive Vice President and Chief Digital Officer	Samrat Sondhi has served as our Chief Digital Officer since January 2025. Previously, he served as the Chief Marketing Officer since June 2020. Prior to this, Mr. Sondhi was Chief Operations Officer from January 2013 to June 2020, a member of the Company’s senior management team since 2008 and has been with the Company since 2003. He has served in various roles including Divisional Vice President, covering core markets across the United States, and Senior Vice President Revenue Management, playing a key role in the evolution of pricing strategy and execution for the self-storage industry. Prior to joining the Company, Mr. Sondhi served as the Vice President Revenue Management for Storage USA for two years. Prior to joining Storage USA, Mr. Sondhi worked as a consultant with Deloitte Consulting from 2001 to 2002. Mr. Sondhi holds an M.B.A. degree from Carnegie Mellon University and a B.S. in electronics from Pune University, India.

NOAH SPRINGER AGE: 47 TITLE: President	Noah Springer has served as our President since January 2026 and previously served as our Chief Strategy and Partnership Officer since December 2020. Mr. Springer has been with the Company since 2006 and has served in various roles in acquisitions, third-party management and asset management. Mr. Springer helped create Management Plus, Extra Space Storage’s third-party management platform, and continues to lead that business, as well as the Company's joint venture platforms. In addition, Mr. Springer leads our human resources team. Prior to joining Extra Space, Mr. Springer worked for a number of years in banking. He has a B.A. in Finance and an M.B.A. degree from the University of Utah. On January 5, 2026 Mr. Springer's title changed to President, maintaining his previous duties and taking on responsibility for the Company’s operations function.

2026 Proxy Statement	23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This section provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers in 2025, and the material factors that we considered in making those decisions. For 2025, our named executive officers (also referred to as our NEOs) included the following:
•Joseph D. Margolis, Chief Executive Officer and member of the board
•Jeff Norman, Executive Vice President and Chief Financial Officer
•Scott Stubbs, former Chief Financial Officer
•Zachary Dickens, Executive Vice President and Chief Investment Officer
•Samrat Sondhi, Executive Vice President and Chief Digital Officer
•Noah Springer, President
LEADERSHIP TRANSITIONS
•Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025
•Mr. Norman was appointed Chief Financial Officer, effective July 1, 2025
•Mr. Springer was promoted to President, effective January 5, 2026
GENERAL PHILOSOPHY
The Compensation and Human Capital Committee is made up of four independent directors, who determine our executive compensation policies in order to align management’s incentives with the long-term interests of stockholders and to be competitive with comparable employers. Accordingly, our compensation program reflects the following key features to ensure management's incentives are appropriately aligned with our stockholders:
•Pay for performance emphasis;
•A high percentage of executive total annual target compensation in the form of performance-based stock units which are "at risk" and subject to a three-year performance period to assess long-term performance;
•A market-based approach for evaluating and reviewing executive pay;
•Caps on annual and long-term incentive payouts;
•No employment agreements for executive officers;
•Claw-back policy on incentive compensation;
•No excessive perquisites;
•No tax gross ups; and
•Robust stock ownership requirements for executives.
SETTING EXECUTIVE COMPENSATION
Based on our philosophy underlying executive compensation, we place significant emphasis on annual and long-term performance-based incentive compensation. In addition to base salaries for our executives, annual cash incentives and long-term equity based incentive awards are designed to reward our executives based on the achievement of predetermined Company and individual goals. We also consider historical compensation levels as well as other industry conditions and the overall effectiveness of our compensation program when determining executive pay.
In order to ensure the fulfillment of our compensation philosophy and to assist in establishing the Company’s aggregate level of compensation, the Compensation and Human Capital Committee engages a nationally recognized compensation consulting firm. Meridian provided executive compensation advisory services in 2025.
Working with Meridian for the purpose of evaluating and setting 2025 compensation for our NEOs, the Compensation and Human Capital Committee developed a benchmarking comparator group of 18 companies that are similar to the Company in total enterprise

24	Extra Space Storage

EXECUTIVE COMPENSATION
value and FFO, number of employees and number of properties, that included all direct competitors. The following companies are used in the comparator group:

• AvalonBay Communities, Inc.	• Equity Residential	• SBA Communications Corporation
• Boston Properties, Inc.	• Essex Property Trust, Inc.	• Simon Property Group, Inc.
• Chipotle Mexican Grill, Inc.	• Hilton Worldwide Holdings Inc.	• Sun Communities, Inc.
• Crown Castle Inc.	• Invitation Homes, Inc.	• Welltower Inc.
• CubeSmart	• Mid America Apartment Communities, Inc
• Digital Realty Trust, Inc.	• Public Storage
• Equinix, Inc.	• Realty Income Corporation
This group is unchanged from 2025. As of December 31, 2025, the Company was positioned near the median of the comparator group for enterprise value (48th percentile).
The Compensation and Human Capital Committee uses compensation data compiled from our comparator group as the beginning reference point for their assessment of pay positioning and as an indicator of competitive market trends. In addition, the Compensation and Human Capital Committee considers analyses prepared by Meridian that includes additional industry data.
The Compensation and Human Capital Committee does not have a pre-established policy for the allocation of compensation between cash, non-cash compensation and long-term incentive compensation. In setting executive compensation, the Compensation and Human Capital Committee considers Company performance, the data provided by Meridian, the level and nature of the executive's responsibility, the executives' experience and Company and individual performance. In making these determinations, the Compensation and Human Capital Committee also considers our Chief Executive Officer's recommendations regarding his direct reports. None of the executive officers are present during Compensation and Human Capital Committee deliberations or decisions regarding such executive’s compensation.
The following describes each element of our executive compensation program, along with a discussion of the decisions made by the Compensation and Human Capital Committee with respect to that aspect of compensation for 2025.
ELEMENTS OF EXECUTIVE OFFICER COMPENSATION AND BENEFITS FOR 2025
In 2025, named executive officers’ total target compensation was comprised of the following elements designed to complement each other:
•base salary;
•annual incentive bonus;
•long-term incentives through performance-based stock unit awards and restricted stock; and
•other benefits.
BASE SALARY
Base salary is a critical element of executive compensation as it provides executives with assured monthly cash compensation. In determining base salaries, the Compensation and Human Capital Committee based its evaluation on a variety of factors, including:
•the executive’s qualifications, experience and past performance;
•the nature and responsibility of the position; and
•the salaries paid to the position within the comparator group and other information about similarly-situated executives in the comparable company data.

2026 Proxy Statement	25

EXECUTIVE COMPENSATION
In making the decision on changes to annual base salaries, the Compensation and Human Capital Committee reviewed changes in job responsibility, historical salary levels, performance and contributions made to the Company, the impact on total compensation, competitive conditions and the relationship of compensation to that of other of the Company’s officers and determined the compensation awarded was appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among the Company’s officers. The base salary increases for our NEOs for 2025 are reflected in the table below:

Executive	2025 Annual Salary ($)	2024 Annual Salary ($)	% Increase
Joseph D. Margolis	940,000	900,000	4.4%
Jeff Norman (1)	392,375	—	—%
Scott Stubbs (2)	520,000	520,000	—%
Zach Dickens	500,000	485,000	3.1%
Samrat Sondhi	510,000	510,000	—%
Noah Springer	500,000	480,000	4.2%
(1)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025. The Compensation and Human Capital Committee approved a base salary of Mr. Norman of $450,000 annually as of this date.
(2)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

ANNUAL INCENTIVE BONUS
We provide annual incentives to drive the achievement of key business results and to recognize the management team's contributions to those results. The Compensation and Human Capital Committee believes that this feature of compensation motivates executive officers to strive to attain our annual goals with 50% of these performance-based goals tied to the financial operating performance of the Company and 50% tied to the executive officers' achievement of key corporate, financial, operational and strategic goals outlined below.
The financial performance goals set for 2025 were based on the Company’s achievement of a specific target (the “Core FFO Target”) related to the Company’s core funds from operations ("Core FFO"). The Core FFO Target is defined and approved annually by the board of directors. The portion of bonus based on the Core FFO Target could incrementally increase or decrease based on meeting, exceeding, or failing to meet the Core FFO Target. The Core FFO Target is based on the Company’s Core FFO, with additional adjustments agreed to by the board of directors in order to consistently review the performance of management as it relates to Core FFO. Core FFO provides relevant and meaningful information about our performance and is the primary measure that we use to assess our operating performance. For 2025, Core FFO was defined as funds from operations ("FFO") excluding revenues and expenses not core to our operations. For annual bonus determination purposes for 2025, Core FFO was also adjusted to remove the impact of depreciation above or below a budgeted amount based on the Company’s projections. FFO and Core FFO are non-GAAP measures and a reconciliation of those measures to GAAP net income attributable to common stockholders is attached to this proxy statement as Appendix A.
The annual incentive plan provides that the financial performance portion of executive officers’ bonuses will be determined based upon the percent of Core FFO Target earned, with a maximum bonus payout of 150% in the event that Core FFO is greater than 105% and a minimum payout of 50% in the event that Core FFO is less than 95% of the Core FFO Target. Notwithstanding the foregoing, the Compensation and Human Capital Committee may, in its sole discretion, exclude or adjust significant non-budgeted or non-controllable amounts, gains, or losses from actual financial results in order to properly measure the Company’s performance. In addition, the Compensation and Human Capital Committee may adjust the Company’s overall FFO targets and gradations used to determine the percentage of the Core FFO target to appropriately implement the intent of the annual incentive plan. The Core FFO Target established for 2025 was $8.27 of Core FFO per share. For annual bonus determination purposes for 2025, Core FFO was $8.21 per share (after taking certain adjustments into account), resulting in payment of 96.5% of the portion of the bonus related to the achievement of the adjusted Core FFO Target pursuant to the annual incentive plan.

26	Extra Space Storage

EXECUTIVE COMPENSATION
The other 50% of the annual bonuses are determined based on our executive officers' achievement of additional key corporate financial, operational and strategic goals. In February 2025, the Board established the executives corporate goals for 2025 for this portion of the annual bonus. Summarized below are the goals for the executive officers for 2025 for the 50% of their annual bonuses that are not tied to Core FFO per share:

2025 Goals	Weighted	2025 Achieved
Growth: Approve at least $1.0 billion gross of new investments (acquisitions and loans), expand third party management platform by adding 225 stores (gross) and collecting at least $200 million in fees and insurance revenue	25%	Approved $1.34 billion of gross investments (acquisitions and loans), expanded third party management platform by 379 stores (gross) and collected $217 million in management fees and tenant insurance revenue
Performance: G&A at or below $186.0 million, complete transition to single-brand and optimize former Life Storage performance on EXR brand	25%	G&A at $182.1 million (adjusted), completed transition to single brand and optimized Life Storage performance on EXR brand
People: Achieve engagement score of 75 and ensure a succession plan in place for all critical professionals	15%	Achieved engagement score of 76. Succession plan in place for all critical professionals
Balance Sheet: Maintain S&P BBB+ stable rating, operate within unsecured line and public bond requirements, execute two to four public bond offerings and secure $500 million of JV capital commitments	15%	Achieved. Executed three bond offerings and secured $475 million of JV or similar capital commitments
Committee Discretion	20%
Based on the foregoing achievements, and the Compensation and Human Capital Committee's evaluation of our overall performance and the individual named executive officers' contributions to our performance during 2025, the Compensation and Human Capital Committee assigned a 100% achievement for purposes of the portion of the annual bonuses tied to the foregoing additional corporate, financial, operational and strategic goals. In determining the payout of the 20% discretionary component, the Compensation and Human Capital Committee considered the executive officers' overall strong performance and execution on Extra Space's strategy of long-term value creation.
The combined annual incentive payout approved by the Compensation and Human Capital Committee for 2025 was 98.25%.
Pursuant to the objectives and results detailed above, the following table details each NEOs annual incentive target opportunity and actual payout for 2025.

Executive	Target Payout ($)	Actual Payout ($)
Joseph D. Margolis	1,645,000	1,616,213
Jeff Norman	450,000	442,125
Scott Stubbs	650,000	638,625
Zach Dickens	625,000	614,063
Samrat Sondhi	637,500	626,344
Noah Springer	625,000	614,063

LONG-TERM INCENTIVES
The Long-Term Incentive Program allows for grants of performance-based stock units ("PSU(s)") and restricted stock. The goals of the Company’s equity awards are to (1) align the interests of each executive officer with those of our stockholders by providing each individual with a significant incentive to manage the Company from the perspective of a stockholder with an equity stake in the business, and (2) encourage long-term retention of key employees by virtue of vesting conditions imposed on typical equity awards. Employees must remain employed by the Company for a fixed period of time in order for the equity awards to vest fully. Unless otherwise determined by the Compensation and Human Capital Committee, vesting ceases upon termination of employment and unvested grants of restricted stock and PSUs are canceled upon termination of employment. During the vesting period, PSUs and restricted stock awards may not be sold, transferred or pledged.
LONG-TERM INCENTIVES GRANTED IN 2025
TIME-BASED RSAs
For 2025, Mr. Margolis' long-term incentive award mix was unchanged from 2024; he continued to receive 25% of his long-term incentive awards in the form of time-based restricted stock grants. The weighting of time-based restricted stock grants for the remaining NEOs was increased from 25% in 2024 to 40% in 2025. This change was implemented to position the LTO mix for our non-CEO NEOs

2026 Proxy Statement	27

EXECUTIVE COMPENSATION
closer to market, while still maintaining a majority weighting to performance-based awards. Grants of restricted stock vest over a four-year period at the rate of 25% per year. The restricted stock grants may be voted and receive the payment of non-forfeitable dividends. Restricted stock grants are not subject to a post-vesting holding period.
PERFORMANCE-BASED PSUs
The remaining 75% of the long-term incentive awards to the CEO and 60% to the other NEOs was awarded in the form of PSUs that vest after a three-year performance period. For the awards granted in 2025, the three-year performance period will end on December 31, 2027. These awards have two performance components, each weighted 50%, that are measured at the end of the three-year performance period. At the end of the performance period and to the extent performance goals are achieved, the PSUs will then be converted into common shares and paid out after the end of the performance period. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date.
Relative TSR PSUs - the first performance component of the PSUs measures our total stockholder return ("TSR") (measured by reference to the change in our share price plus dividends) relative to the TSR of a peer group consisting of all REITs tracked within the S&P 500, plus any additional publicly traded REITs in the storage sector. If the Company achieves a TSR at the 50th percentile of this index, then the PSUs will be paid out at 100% of the target units related to the TSR metric. Refer to the Relative TSR payout scale below:

Percentile Rank of Extra Space’s TSR	Performance Multiple
75th Percentile or Above	200%
50th Percentile	100%
25th Percentile	50%
Below 25th Percentile	0%
The 2025 PSUs that were granted were also subject to a relative TSR modifier that could (a) increase the total number of shares earned by a multiplier of 25% in the event that the Company had the highest relative TSR at the end of the performance period for all storage REITs in the peer group or (b) decrease the total number of shares earned by 25% in the event that the Company had the lowest relative TSR at the end of the performance period for all storage REITs in the peer group. In March 2026, it was announced that two of the three publicly traded self-storage peers (Public Storage and National Storage Affiliates Trust) will merge. As a result of this transaction, the Compensation and Human Capital Committee determined that the peer group underlying the relative TSR modifier would no longer provide a meaningful or appropriate basis for assessing relative performance. Following completion of the merger, the modifier would effectively compare the Company against only two remaining peers (new Public Storage and CubeSmart), which the Committee concluded would not provide a robust or objective performance comparison. The Committee determined that this change was appropriate to preserve the integrity of the performance design in light of the significant change in the peer landscape and to avoid relying on a limited comparison group that could produce distorted outcomes. The removal of the modifier does not increase the potential payout opportunity under the awards. In fact, because the modifier previously provided for a potential upward adjustment, eliminating the modifier reduces the maximum payout opportunity for the TSR portion of the 2025 PSU awards from 250% of target to 200% of target. Accordingly, the Compensation and Human Capital Committee approved the removal of the relative TSR modifier from the outstanding 2025 PSU awards, which remain subject to the relative TSR objectives stated above and the Core FFO objectives described below.
FFO PSUs - the second performance component of the PSUs measures the Company’s annual growth in Core FFO per share. PSUs granted in 2025 contained Core FFO goals that will be measured on a constant growth rate basis, with annual targets for each performance goal established in 2025 at the onset of the three-year performance period, plus one cumulative target for all three years. The four weighted Core FFO goals for the PSUs granted in 2025 are each weighted 25%. The first year goal was to achieve $8.27 in Core FFO by December 31, 2025 and we achieved $8.21 in Core FFO, which is 60% of target for the Core FFO portion of the PSUs for the first performance period.
The above approach recognizes a common market practice for goal setting for multi-year performance awards and the inherent difficulty in setting three-year cumulative goals, and is also designed to ensure that participants remain sufficiently motivated over the full three-year performance period and are not disproportionately impacted, either positively or negatively, by an outlier year within the performance period. The NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to both metrics. Performance above and below targeted levels will be determined by linear interpolation. Subject to the accelerated vesting described below, the NEOs must generally remain employed through the last day of the performance period in order to be eligible to vest in the performance-based stock units.
Grants of restricted shares and PSUs are discussed and reviewed at regularly scheduled meetings of the Compensation and Human Capital Committee. By taking such actions at regularly scheduled meetings, the Compensation and Human Capital Committee seeks to avoid any possible appearance that the grant timing was manipulated to affect the value of the awards. We do not have any program, plan or practice to coordinate any equity awards with the release by us of material non-public information or any other investor relations activities. We do not grant any stock options or option-like instruments to our employees as part of our long-term incentive program.

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EXECUTIVE COMPENSATION
The Compensation and Human Capital Committee awarded both restricted stock grants and PSUs to all of the named executive officers in 2025 (with the exception of Jeff Norman who was not a named executive officer at the time of the awards), which are shown in the “Grants of Plan-Based Awards” table below. The values of the restricted stock grants and PSUs were determined by the Compensation & Human Capital Committee after careful review and discussion of compensation studies provided by Meridian and taking into consideration the total executive compensation at the comparator group of companies, the overall performance by the Company coupled with increased acquisitions and growth at the Company.
The equity awards granted to the named executive officers are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables—Severance and Change in Control Arrangements with Named Executive Officers.”
In 2025, the Compensation and Human Capital Committee awarded a target grant level for long-term incentive compensation for each NEO as follows:

NEO	Long-term Incentive Target ($)	Restricted Stock Grants (#)	PSUs (at Target) (#)
Joseph D. Margolis	10,500,000	17,206	51,619
Jeff Norman (1)	—	3,353	—
Scott Stubbs (2)	3,075,000	8,062	12,094
Zach Dickens	2,650,000	6,948	10,422
Samrat Sondhi	2,700,000	7,079	10,619
Noah Springer	2,825,000	7,407	11,110
(1)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025. Mr. Norman was granted 1,359 RSAs as part of his annual award on April 1, 2025, and was granted an additional 1,994 RSAs in connection with his promotion on July 1, 2025.
(2)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.
FINAL RESULTS OF THE 2023 PERFORMANCE BASED UNITS
In February 2023, the Company issued PSUs to our NEOs, which allowed each NEO to earn from 0% to 200% of the target number of awards based on two performance components, each weighted at 50%, measured at the end of the three-year performance period that ended December 31, 2025. The first performance component of the 2023 PSUs was our TSR (measured by reference to the change in our share price plus dividends) as compared to the TSR of a peer group consisting of all REITs tracked within the FTSE NAREIT Equity Index. If we achieved a TSR at the 50th percentile of our peer group, then the PSUs would pay out at 100% of the target units related to the TSR metric. The second performance component of the 2023 PSUs measured the Company’s cumulative Core FFO per share over the three-year performance period. The Compensation and Human Capital Committee set a three-year cumulative Core FFO per share target of $27.03 per share (representing cumulative Core FFO targets for the years 2023, 2024 and 2025), which, if achieved, would have resulted in a payout of 100% of the target units related to the Core FFO metric.
In February 2026, the Compensation and Human Capital Committee determined our performance relative to the performance metrics for the 2023 PSUs and approved the vesting of such awards at 35.5% of target. The following tables show the performance metrics and ultimate 35.5% achievement for the 2023 PSUs at the completion of the three-year performance period from January 1, 2023 through December 31, 2025 and the resulting stock awards.

	2023 Performance Level
Performance Metric (1)	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	Performance Result	% of Achievement	Weighted % of Achievement
TSR Ranking Relative to FTSE NAREIT Equity Index for Performance Period	50%	Below 25th percentile	50th Percentile	At or above 75th percentile	33rd percentile	66.0%	33.0%
Cumulative Core FFO Per Share for Three-Year Performance Period	50%	At or below $24.33	$27.03	At or above $29.73	$24.45	5.0%	2.5%
TOTAL % of TARGET ACHIEVED:							35.5%
(1)    Achievement between levels is determined by linear interpolation.

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EXECUTIVE COMPENSATION
The following table sets forth the number of 2023 PSUs that vested for each NEO resulting from the 35.5% achievement level as shown above.

	Target Number of Performance Based Stock Units (#)	Resulting Number of Performance Based Stock Units (1) (#)
Joseph D. Margolis	34,599	12,283
Jeff Norman (2)	—	—
Scott Stubbs	9,165	3,255
Zach Dickens	9,624	3,417
Samrat Sondhi	9,669	3,434
Noah Springer	10,082	3,581
(1)    In addition, each NEO received a cash payment equivalent to the dividends that would have been paid on such resulting number of 2023 performance-based units during the performance period on the settlement date of such awards in February 2026 as follows: Mr. Margolis, $238,782; Mr. Norman, $0; Mr. Stubbs, $63,277; Mr. Dickens, $66,426; Mr. Sondhi, $66,757; and Mr. Springer, $69,615.
(2)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025. As a result, he was not included in the PSU grants that occurred on March 1, 2023.

OTHER COMPENSATION ELEMENTS
We provide benefits and perquisites to our named executive officers and other employees, such as medical and life insurance, 401(k) plan, and severance pursuant to the terms of the Company’s change in control plan.
•Medical Insurance. The Company makes available to each NEO and their spouses and children such health, dental and vision insurance coverage on the same basis as other employees. A portion of the insurance coverage is paid by the Company.
•Life Insurance. The Company provides each named executive officer such life insurance on the same basis as other employees.
•Retirement Benefits. Our executive officers are eligible to participate in our 401(k) defined contribution plan on the same basis as other eligible employees. The Company currently matches 100% of the first three percent of an employee’s cash compensation contributed by each employee, and 50% of the next two percent of an employee’s cash compensation contributed.
A description of the severance arrangements we maintain with our named executive officers can be found under “Severance and Change in Control Arrangements with Named Executive Officers” below. We also limit the perquisites that we make available to our executive officers. Accordingly, our executives are entitled to few benefits that are not otherwise available to all of our employees.
COMPENSATION RECOVERY POLICY
In compliance with the SEC's adoption of final rules related to claw-backs under the Dodd-Frank Act and the corresponding NYSE listing standards, we have adopted a policy (the "Claw-back Policy") that provides that for each covered executive, including each NEO, the Company is entitled to recover any incentive-based compensation received by the covered executive based on the achievement of financial reporting measurements during the three completed fiscal years immediately before the date the restatement determination is made, to the extent that the amount of the annual or long-term incentive compensation is greater than what the covered executive would have received based on the restated financial results. Recovery of these amounts is required, regardless of whether the covered executive was responsible for the restatement, with only limited exceptions. The requirements of the Claw-back Policy are incorporated into our incentive compensation programs, and each covered executive is required to acknowledge the applicability of the Claw-back Policy to the executive's incentive compensation awards received after the Claw-back Policy's effective date.
POLICY REGARDING TAX DEDUCTIBILITY OF COMPENSATION
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s named executive officers. The Compensation and Human Capital Committee’s general policy is to maintain flexibility in compensating named executive officers in a manner designed to promote varying corporate goals. In addition, we believe that we qualify as a REIT under the Code and generally are not subject to federal income taxes, provided that we distribute to our stockholders at least 90% of our taxable income each year. As a result, we do not expect that the payment of compensation that does not satisfy the requirements of Section 162(m) of the Code will have a material adverse federal income tax consequence to us. Accordingly, the Compensation and Human Capital Committee has not adopted a policy that all compensation must be deductible.

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EXECUTIVE COMPENSATION
STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE AND SENIOR OFFICERS
We have stock ownership guidelines which require each of our executive and senior officers, within five years after appointment as an officer, to hold shares of our common stock or restricted stock. These stock ownership guidelines align our officers’ interests with those of our stockholders, ensuring executive and senior officers hold a significant amount of equity in the Company. Each executive and senior officer has met the following guidelines as of December 31, 2025, or has additional time within which to come into compliance in accordance with the guidelines.

Position	Base Salary Multiple	Time to Attain
CEO/President	6x	5 years
Executive Vice President	3x	5 years
Senior Vice President	1x	5 years
IMPACT OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION
At the Company’s 2025 Annual Meeting of Stockholders, an advisory vote was held to approve executive compensation, thereby affording stockholders the opportunity to cast a vote on the compensation programs for our named executive officers. Of the 212,225,353 total shares outstanding, 86% voted on this matter, excluding abstentions and broker non-votes. The result of these votes indicated 94% approval of the compensation paid to our named executive officers. The Compensation and Human Capital Committee believes that the results of this vote affirm stockholder support of the Company’s approach to executive compensation, and the Compensation and Human Capital Committee did not change its general approach to executive compensation after receiving these voting results. The Compensation and Human Capital Committee will continue to consider the outcome of advisory stockholder votes regarding executive compensation when making future compensation decisions for our named executive officers.
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.
Submitted by the Compensation and Human Capital Committee
Julia Vander Ploeg, Chair
Joseph J. Bonner
Gary Crittenden
Susan Harnett

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EXECUTIVE COMPENSATION
Executive Compensation Tables
SUMMARY EXECUTIVE COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Non-equity incentive plan compensation (1) ($)	Stock awards (2) ($)	All other compensation (3) ($)	Total ($)
Joseph D. Margolis	2025	940,000	1,616,213	11,138,715	491,959	14,186,887
Chief Executive Officer	2024	900,000	1,563,188	9,649,642	574,411	12,687,241
	2023	900,000	1,393,875	9,059,042	927,784	12,280,701

Jeff Norman (4)	2025	392,375	442,125	495,708	57,175	1,387,383
Chief Financial Officer

Scott Stubbs (5)	2025	520,000	638,625	3,224,663	164,770	4,548,058
Former Chief Financial Officer	2024	520,000	645,125	2,741,410	164,489	4,071,024
	2023	500,000	553,125	2,399,700	266,974	3,719,799

Zach Dickens	2025	500,000	614,063	2,778,939	161,753	4,054,755
Chief Investment Officer	2024	485,000	481,363	2,549,642	126,084	3,642,089
	2023	460,000	407,100	2,519,836	108,265	3,495,201

Samrat Sondhi	2025	510,000	626,344	2,831,405	160,118	4,127,867
Chief Digital Officer	2024	510,000	506,175	2,587,981	134,986	3,739,142
	2023	495,000	438,075	2,531,662	213,154	3,677,891

Noah Springer	2025	500,000	614,063	2,962,440	169,893	4,246,396
President and former Chief Strategy and Partnership Officer	2024	480,000	476,400	2,741,590	128,573	3,826,563
	2023	460,000	407,100	2,639,808	88,002	3,594,910

(1)    Represents amounts earned related to the Company’s annual incentive bonus program for the applicable fiscal year. With respect to the amount disclosed for Mr. Norman, the annual incentive bonus was calculated based on his salary rate as in effect on December 31, 2025 of $450,000 and was not prorated based on his previous salary prior to his promotion to Executive Vice President and Chief Financial Officer on July 1, 2025.
(2)    Dollar amounts represent the grant date fair value of the restricted stock and PSUs granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
The grant date fair value of the restricted stock awards granted in 2025 to the named executive officers was as follows: Mr. Margolis, $2,624,947; Mr. Norman, $495,708; Mr. Stubbs, $1,229,939; Mr. Dickens, $1,059,987; Mr. Sondhi, $1,079,972 and Mr. Springer, $1,130,012.
With respect to the PSUs granted during 2025, the performance objectives applicable to those awards relate to two performance components, each weighted 50%, that are measured at the end of a three-year performance period ending December 31, 2027. With respect to both measurements, the NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to both metrics. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date of the PSUs.
The grant date fair value of the portion of these performance-based units that are tied to our total stockholder return (which is a market-based condition) was calculated, in accordance with ASC 718, using a Monte Carlo simulation which considered the likelihood of achieving the vesting conditions. Our model estimates the fair value of the awards based on our data and that of (i) the FTSE NAREIT Equity Index for the 2023 and 2024 grants and (ii) the S&P 500 REITs plus any publicly traded storage sector REITs for the 2025 grants. Based on the performance objectives and these capital markets assumptions, these PSUs were valued at $177.31 per share, which value was applied to the target units eligible to be earned with respect to this objective for the 2025 grants. The grant date fair value under ASC 718 of the portion of these PSUs granted as reflected in this column, was as follows: Mr. Margolis, $4,576,194; Mr. Stubbs, $1,072,194; Mr. Dickens, $923,962; Mr. Sondhi, $941,339; and Mr. Springer, $984,957.
The grant date fair value of the portion of these performance-based stock units that are tied to Core FFO per share objectives was calculated, in accordance with ASC 718, based on the closing stock price on the grant date and the probable outcome of the Core FFO per share performance objectives as of the grant date (which was determined to be at “target” levels). As a result, the grant date fair value of these performance-based units was $152.56 per share, which value was applied to the “target” number of units eligible to be earned with respect to this objective for the 2025 grants. The grant date fair value under ASC 718 of the portion of the PSUs granted in 2025 that are tied to Core FFO performance, as reflected in this column, was as follows: Mr. Margolis, $3,937,574; Mr. Stubbs, $922,530; Mr. Dickens, $794,990; Mr. Sondhi, $810,094; and Mr. Springer, $847,471. The grant date fair value under ASC 718 of these PSUs assuming the highest level of performance achievement, is as follows for each of 2025, 2024 and 2023: Mr. Margolis, $7,875,147, $6,600,008, and $5,662,309; Mr. Stubbs, $1,845,061, $1,875,148, and $1,499,780; Mr. Dickens, $1,589,980, $1,743,832, and $1,575,064; Mr. Sondhi, $1,620,187, $1,770,210, and $1,582,265; and Mr. Springer, $1,694,942, $1,875,148, and $1,650,020.
(3)    All other compensation for the year ending December 31, 2025 includes dividends on restricted stock paid in 2025 and dividend equivalent payouts paid in cash on 2023 PSUs that vested based on performance for the performance period ended December 31, 2025, which cash dividend equivalent payouts occurred in February

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2026, as follows: Mr. Margolis, $239,177 and $238,782, respectively; Mr. Norman, $43,235 and $0, respectively; Mr. Stubbs, $87,493 and $63,277, respectively; Mr. Dickens, $81,327 and $66,426, respectively; Mr. Sondhi, $79,361 and $66,757, respectively; and Mr. Springer, $86,278 and $69,615, respectively. All other compensation for each named executive officer for the year ending December 31, 2025 also includes 401(k) defined contribution plan employer contributions of $14,000.
(4)    With respect to the amount disclosed in the "Stock Awards" column for Mr. Norman, no PSUs are included in this amount as PSU grants occurred on March 1, 2025, which was prior to Mr. Norman's promotion to Executive Vice President and Chief Financial Officer effective July 1, 2025.
(5)     Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (4) (#)	Grant date fair value of stock awards (5) ($)
Name	Grant date (1)	Threshold ($)	Target (2) ($)	Maximum (2) ($)	Threshold (#)	Target (#) (3)	Maximum (#) (3)
Joseph D. Margolis
Annual Incentive		411,250	1,645,000	2,056,250				—	—
Stock awards	3/1/2025							17,206	2,624,947
PSU awards	3/1/2025				—	51,619	103,238	—	8,513,767
Jeff Norman (6)
Annual Incentive		112,500	450,000	562,500				—	—
Stock awards	4/1/2025							1,359	200,915
Stock awards	7/1/2025							1,994	294,793
PSU awards
Scott Stubbs (7)
Annual Incentive		162,500	650,000	812,500				—	—
Stock awards	3/1/2025							8,062	1,229,939
PSU awards	3/1/2025				—	12,094	24,188	—	1,994,724
Zach Dickens
Annual Incentive		156,250	625,000	781,250				—	—
Stock awards	3/1/2025							6,948	1,059,987
PSU awards	3/1/2025				—	10,422	20,844	—	1,718,953
Samrat Sondhi
Annual Incentive		159,375	637,500	796,875				—	—
Stock awards	3/1/2025							7,079	1,079,972
PSU awards	3/1/2025				—	10,619	21,238	—	1,751,432
Noah Springer
Annual Incentive		156,250	625,000	781,250				—	—
Stock awards	3/1/2025							7,407	1,130,012
PSU awards	3/1/2025				—	11,110	22,220	—	1,832,428
(1)    Approval date of the awards was February 19, 2025.
(2)    Amounts relate to the annual incentive bonus as described in the “Annual Incentive Bonus” section above.
(3)    Represents PSUs granted during 2025 under the 2015 Incentive Award Plan related to the 2025 total compensation package for the named executive officers found in the "Summary Executive Compensation Table" above. For a description of the vesting terms applicable to such awards, please see "Executive Compensation - Compensation Discussion and Analysis -- Long-Term Incentives Granted in 2025" above. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
(4)    Grants of restricted stock awards under the 2015 Incentive Award Plan related to the 2025 total compensation package for the named executive officers. The shares have dividend and voting rights and vest ratably over four years following the grant date. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
(5)    Dollar amounts represent the grant date fair value of the stock awards granted during the year computed in accordance with ASC 718, using the assumptions to value such awards reported in the notes to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC.
See footnote (2) to the “Summary Executive Compensation Table” above for more details regarding the grant date fair values of the 2025 equity awards.
(6)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025.
(7)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

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EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards				Stock awards
Name	Number of shares underlying unexercised options exercisable (#)	Number of shares underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (1) (#)	Market value of shares that have not vested (2) ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (3) (#)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested (2) ($)
Joseph D. Margolis	—	—	—	--	36,910	4,806,420	97,657	12,716,895

Jeff Norman (4)	—	—	—	--	7,187	935,891	—	—

Scott Stubbs (5)	—	—	—	--	13,502	1,758,230	25,173	3,278,028

Zach Dickens	—	—	—	--	12,363	1,609,910	22,586	2,941,149

Samrat Sondhi	—	—	—	--	12,247	1,594,804	22,966	2,990,633

Noah Springer	—	—	—	--	13,127	1,709,398	24,190	3,150,022

(1)    Represents restricted stock awards granted to the named executive officers. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
Mr. Margolis' 36,910 shares vest as follows: 2,429 shares vest on February 14, 2026; 5,766 shares vest ratably over the remaining two years on March 1, 2026 and 2027; 11,509 shares vest ratably over the remaining three years on March 1, 2026, 2027 and 2028; and 17,206 shares vest ratably over the remaining four years on the anniversary of the date of grant of March 1, 2025.
Mr. Norman' 7,187 shares vest as follows: 112 shares vest on April 1, 2026; 1,500 shares vest on July 1, 2026; 476 shares vest ratably over the remaining two years on April 1, 2026 and 2027; 750 shares vest ratably over the remaining three years on February 1, 2026, 2027 and 2028; 996 shares vest ratably over the remaining three years on April 1, 2026, 2027 and 2028; 1,359 shares vest ratably over the remaining four years on the anniversary of the date of grant of April 1, 2025; and 1,994 shares vest ratably over four years on the anniversary date of grant of July 1, 2025.
Mr. Stubbs's 13,502 shares vest as follows: 643 shares vest on February 14, 2026; 1,527 shares vest ratably over the remaining two years on March 1, 2026 and 2027; 3,270 shares vest ratably over the remaining three years on March 1, 2026, 2027 and 2028; 8,062 shares vest ratably over the remaining four years on the anniversary of the date of grant of March 1, 2025.
Mr. Dickens' 12,363 shares vest as follows: 395 shares vest February 14, 2026; 375 shares vest on July 1, 2026; 1,604 shares vest ratably over the remaining two years on March 1, 2026 and 2027; 3,041 shares vest ratably over the remaining three years on March 1, 2026, 2027 and 2028; and 6,948 shares vest ratably over four years on the anniversary date of grant of March 1, 2025.
Mr. Sondhi's 12,247 shares vest as follows: 470 shares vest on February 14, 2026; 1,611 shares vest ratably over the remaining two years on March 1, 2026 and 2027; 3,087 shares vest ratably over the remaining three years on March 1, 2026, 2027 and 2028; and 7,079 shares vest ratably over four years on the anniversary date of grant of March 1, 2025.
Mr. Springer's 13,127 shares vest as follows: 395 shares vest February 14, 2026; 375 shares vest on July 1, 2026; 1,680 shares vest ratably over the remaining two years on March 1, 2026 and 2027; 3,270 shares vest ratably over the remaining three years on March 1, 2026, 2027 and 2028; and 7,407 shares vest ratably over four years on the anniversary date of grant of March 1, 2025.
(2)    Market value at year-end is based on the closing trading price of our stock on December 31, 2025, which was $130.22 (the last trading day in 2025).
(3)    Represents the PSUs granted to the NEOs on March 1, 2025 and March 1, 2024 that vest after a three-year performance period ending December 31, 2027 and December 31, 2026, respectively, as follows: Mr. Margolis, 51,619 units granted in 2025 and 46,038 units granted in 2024; Mr. Stubbs, 12,094 units granted in 2025 and 13,079 units granted in 2024; Mr. Dickens, 10,422 units granted in 2025 and 12,164 units granted in 2024; Mr. Sondhi, 10,619 units granted in 2025 and 12,347 units granted in 2024; and Mr. Springer, 11,110 units granted in 2025 and 13,080 units granted in 2024. The PSUs are included in the table above at target levels. The NEOs have the ability to be paid out at a range of 0% to 200% of the target units depending on the Company’s performance with respect to the performance metrics applicable to these awards. In addition, the award recipient will receive a cash payment equivalent to the dividends that would have been paid on such stock during the performance period on the vesting date of the PSUs.
For a description of the vesting terms applicable to such awards, please see “Executive Compensation — Compensation Discussion and Analysis -- Long-Term Incentives Granted in 2025” above. The awards are eligible for accelerated vesting under certain circumstances as described below under “Executive Compensation Tables -- Severance and Change in Control Arrangements with Named Executive Officers.”
(4)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025.
(5)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

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EXECUTIVE COMPENSATION
OPTIONS EXERCISED, STOCK VESTED AND 2023 PSUs VESTED

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (1) (#)	Value realized on vesting ($)
Joseph D. Margolis	—	—	24,153	3,911,190
Jeff Norman (2)	—	—	3,073	460,752
Scott Stubbs (3)	—	—	6,513	1,053,714
Zach Dickens	—	—	6,189	1,005,056
Samrat Sondhi	—	—	6,323	1,027,516
Noah Springer	—	—	6,432	1,044,983
(1)    Includes the 2023 PSUs granted on March 1, 2023 that were settled in March 2026 based on performance during the three-year performance period that ended December 31, 2025 and corresponding dividend equivalent payouts paid in cash on such 2023 PSUs, which cash dividend equivalent payouts occurred in February 2026, as follows: Mr. Margolis, 12,283 shares and $238,782, respectively; Mr. Stubbs, 3,255 shares and $63,277, respectively; Mr. Dickens, 3,417 shares and $66,426, respectively; Mr. Sondhi, 3,434 shares and $66,757, respectively; and Mr. Springer, 3,581 shares and $69,615, respectively.
(2)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025.
(3)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.
SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS
The named executive officers do not have employment agreements with the Company; however, they would receive severance payments upon termination of employment by reason of resignation for good reason or termination without cause within 12 months following a change in control of the Company as defined in the Company’s Executive Change in Control Plan as follows:
•    two years of annual base salary plus two times the greater of the prior year’s bonus or average of the three previous annual bonuses, payable in a lump sum;
•    annual salary and other benefits earned and accrued prior to the termination of employment;
•    lump sum payment equal to the cost of continuing health benefits for two years;
•    outplacement services for six months; and
•    full vesting of restricted stock awards and any non-qualified pension or deferred compensation benefits
In addition, the PSUs will vest on an accelerated basis under certain circumstances. Specifically, in the event of a change in control of the Company prior to the end of the three-year performance period, such number of PSUs will vest on the date of the change in control as is equal to the greater of (1) the target number of units or (2) such number of units as would vest based on actual performance relative to the performance goals for the portion of the performance period ending on the date of the change in control, provided, that in determining performance relative to the Core FFO performance objective for the performance period, the Company’s Core FFO for the shortened performance period will be measured against prorated Core FFO objectives. In the event of a named executive officer’s termination due to death or disability prior to the end of the three-year performance period, a prorated portion of the target number of units will vest on the date of termination based on the portion of the three-year performance period that has elapsed prior to the date of termination.
The equity award agreements for our NEOs provide for continued vesting of PSUs and immediate vesting of unvested RSAs in the event of retirement after (i) having attained the age of 55 plus (ii) the sum of (A) the NEO's age and (B) the number of years of employment or service with the Company as measured from the NEO's hire date or commencement of service as a Director, equals or exceeds 70 years; provided that the Compensation and Human Capital Committee requires additional agreements and notices prior to being eligible for such continued vesting. Scott Stubbs, our former CFO, qualified for this retirement provision upon his retirement on December 31, 2025.

2026 Proxy Statement	35

EXECUTIVE COMPENSATION
The table below presents the amounts that would have been received by or paid on behalf of our named executive officers for the following events as of December 31, 2025:

Name and Type of Payment or Benefit	Change in Control ($)	Involuntary Termination Following a Change in Control ($)	Death or Disability (4) ($)	Retirement ($)
Joseph D. Margolis
Cash Payment	—	5,112,426	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	4,806,420	4,806,420	4,806,420
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	12,716,895	12,716,895	6,237,321	—
Benefits (3)	—	36,340	—	—
Jeff Norman (5)
Cash Payment	—	1,669,000	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	935,891	935,891	935,891
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	—	—	—	—
Benefits (3)	—	54,195	—	—
Scott Stubbs (6)
Cash Payment	—	2,317,250	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,758,230	1,758,230	1,758,230
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,278,028	3,278,028	1,660,392	—
Benefits (3)	—	—	—	—
Zach Dickens
Cash Payment	—	2,228,126	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,609,910	1,609,910	1,609,910
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	2,941,149	2,941,149	1,508,382	—
Benefits (3)	—	49,218	—	—
Samrat Sondhi
Cash Payment	—	2,272,688	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,594,804	1,594,804	1,594,804
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	2,990,633	2,990,633	1,532,820	—
Benefits (3)	—	49,218	—	—
Noah Springer
Cash Payment	—	2,228,126	—	—
Value of Acceleration of Time-Based Equity Awards (1)	—	1,709,398	1,709,398	1,709,398
Value of Acceleration of Time-Based Equity Incentive Plan Awards (2)	3,150,022	3,150,022	1,617,766	—
Benefits (3)	—	54,195	—	—
(1)    Represents the value of the acceleration of the unvested restricted stock awards using the closing stock price of $130.22 on December 31, 2025.
(2)    Represents the value of the acceleration of the unvested PSUs assuming payout at target using the closing stock price of $130.22 on December 31, 2025 which number was prorated for purposes of the column related to a termination by reason of death or disability to give effect to the portion of the three year performance period that had elapsed prior to the assumed date of termination (one-third in the case of the PSUs granted in 2025 and two-thirds in the case of the PSUs granted in 2024. These values do not include the 2023 PSUs due to the fact that the measurement date for those awards occurred on December 31, 2025 and only continued employment through December 31, 2025 is required in order for an NEO to be eligible to vest in such awards).
(3)    Represents the value of health benefits to be paid on behalf of the executive for the two years after termination, however, does not include the amount of any tax gross-up on such amounts as described in the plan. Excludes the value of outplacement benefits, which cannot be quantified at this time.
(4)    Shares of restricted stock fully vest upon death. Vesting due to disability is determined on a case by case basis by the Compensation and Human Capital Committee.
(5)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025.
(6)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

36	Extra Space Storage

EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
The following table presents certain equity compensation plan information as of December 31, 2025:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	—	—	6,472,477	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	6,472,477
(1)    Represents shares issuable pursuant to future awards under our Amended and Restated 2015 Incentive Award Plan.
CEO PAY RATIO
We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation and Human Capital Committee monitors the relationship between the pay of our executive officers and the pay of our non-managerial employees. The Compensation and Human Capital Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all our employees in 2025. Our CEO to median employee pay ratio set forth below is a reasonable estimate calculated as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with Item 402(u) of Regulation S-K.
We identified the median employee by examining the 2025 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2025, the last day of our payroll year. In determining our median employee, we included all employees, whether employed on a full-time, part-time, or seasonal basis.
We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees who were not employed by us for all of 2025. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately 7% of our employees receive annual equity awards.
For 2025:
•the median of the annual total compensation of all employees of our Company (other than our CEO) was $52,643; and
•the annual total compensation of our CEO, as reported in the Summary Executive Compensation Table included elsewhere in this proxy statement, was $14,186,887.
Based on this information, for 2025, our CEO to median employee pay ratio was 269 to 1.

2026 Proxy Statement	37

EXECUTIVE COMPENSATION
PAY VERSUS PERFORMANCE
As discussed in the CD&A above, our Compensation and Human Capital Committee has implemented an executive compensation program designed to link a substantial portion of our executives' compensation to the achievement of the Company's financial, operational and strategic objectives. The following table sets forth information concerning the compensation and compensation actually paid to our CEO and other NEOs, calculated in accordance with SEC regulations, for fiscal years 2025, 2024, 2023, 2022 and 2021, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (1)	Total Stockholder Return	Peer Group Total Stockholder Return (2)	Net Income (in thousands)	Core FFO per Share (3)
2025	$14,186,887	$6,246,134	$3,672,892	$1,906,593	$136.00	$137.83	$1,022,538	$8.21
2024	$12,687,241	$8,075,443	$3,819,705	$2,713,241	$149.33	$133.97	$900,232	$8.12
2023	$12,280,701	$13,297,537	$3,621,950	$3,779,198	$153.60	$123.21	$850,453	$8.10
2022	$11,628,744	$821,731	$2,946,484	$927,072	$135.02	$108.34	$921,156	$8.44
2021	$7,315,982	$30,315,331	$1,823,862	$5,938,587	$200.95	$143.24	$877,758	$6.91
(1)    Amounts represent compensation actually paid to our CEO and the average compensation actually paid to our NEOs, as determined under SEC rules, which includes the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs (a)
2025	Joseph D. Margolis	Jeff Norman, Scott Stubbs, Zach Dickens, Samrat Sondhi and Noah Springer
2024	Joseph D. Margolis	Scott Stubbs, Zach Dickens, Samrat Sondhi and Noah Springer
2023	Joseph D. Margolis	Scott Stubbs, Zach Dickens, Samrat Sondhi and Noah Springer
2022	Joseph D. Margolis	Scott Stubbs, Gwyn G. McNeal, Samrat Sondhi and Noah Springer
2021	Joseph D. Margolis	Scott Stubbs, Matthew T. Herrington, Gwyn G. McNeal and Samrat Sondhi
(a)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025. Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.
(2)    For the relevant fiscal year, represents the cumulative TSR of the FTSE Nareit Equity REITs Index ("FNRE"), which is the peer group used by the Company for purposes of Item 201(e) of Regulation S-K under the Exchange Act in the Company's Annual Report for the year ended December 31, 2025.
(3)    Core FFO per Share represents FFO per share as adjusted. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with GAAP excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. Core FFO is FFO excluding revenues and expenses not core to our operations. For a reconciliation of net income attributable to common stockholders on a GAAP basis to Core FFO and Core FFO per share, see Appendix A.
The amounts reported in the “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” columns do not reflect the actual compensation paid to or realized by our CEO or our non-CEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards, and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our CEO and our non-CEO NEOs for each applicable fiscal year and the Options Exercised, Stock Vested and 2023 PSUs Vested table for the value realized by each of them upon the vesting of stock awards during 2025.

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EXECUTIVE COMPENSATION
To calculate the amounts in the compensation actually paid to our CEO and the average for the other NEOs in the table above, the following amounts were deducted from and added to (as applicable) the "total" compensation as reported in the Summary Compensation Table:

	2025		2024		2023		2022		2021
Adjustments	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs	CEO	Average for Non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	$(11,138,715)	$(2,458,631)	$(9,649,642)	$(2,655,156)	$(9,059,042)	$(2,522,752)	$(8,024,201)	$(1,691,600)	$(4,278,669)	$(805,726)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	9,432,899	2,088,495	9,739,646	2,679,931	8,801,236	2,450,949	5,935,053	1,258,891	11,965,824	2,253,324
Increase/(Deduction) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(6,276,491)	(1,404,539)	(4,508,614)	(1,092,394)	1,090,112	191,883	(8,330,837)	(1,512,653)	15,273,519	2,663,506
Increase/(Deduction) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	41,554	8,376	(193,188)	(38,845)	184,530	37,168	(387,028)	(74,050)	38,676	3,620
Total Adjustments	$(7,940,753)	$(1,766,299)	$(4,611,798)	$(1,106,464)	$1,016,836	$157,248	$(10,807,013)	$(2,019,412)	$22,999,350	$4,114,724
Adjustments include the following assumptions used to calculate the fair value of the awards at each valuation date in accordance with ASC 718:
For awards of restricted stock, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the change in stock price at each fiscal year end presented by the number of shares of restricted stock outstanding on such valuation date.
For the PSUs that are tied to Core FFO per Share, adjustments reflected are based on the fair value of the awards as of the applicable valuation date calculated by multiplying the stock price at each fiscal year end by the number of PSUs outstanding and by the estimated probability of achieving the performance target that was used to calculate our ASC 718 expense for each fiscal year.

2026 Proxy Statement	39

EXECUTIVE COMPENSATION
For the PSUs that are tied to relative total stockholder return and calculated in accordance with ASC718 using a Monte Carlo simulation, the adjustments reflected used the following valuation assumptions in order to calculate the fair value as of each fiscal year end (which is also the vesting date for those PSUs that vest based on the three-year period ending at such fiscal year end). Under the terms of the PSUs, dividends for the entire measurement period are paid in cash when the shares are released (and disclosed in the “All Other Compensation” column of the Summary Compensation Table for the year in which such dividends are paid), so the dividend yield was assumed to be 0%.

	Valuation Assumptions
As of December 31,	PSU-TSR Award Granted	Risk-free rate	Volatility	Expected term (in years)
2025	March 2025	3.4%	25.8%	2
2025	March 2024	3.5%	26.0%	1
2024	March 2024	4.2%	28.8%	2
2025	March 2023	N/A	N/A	0
2024	March 2023	4.1%	25.7%	1
2023	March 2023	4.2%	32.8%	2
For additional information about the assumptions used to value our equity awards, please see the notes to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, and our Annual Report on Form 10-K for prior years.
PAY-FOR-PERFORMANCE ALIGNMENT
The following table identifies the three most important financial performance measures used by our Compensation and Human Capital Committee to link the compensation for our CEO and other NEOs in 2025, to Company performance. The majority of executive compensation was weighted toward long-term performance and time-based awards, and the metrics used to determine our performance based awards is Core FFO per Share and relative total stockholder return ranking. For the non-equity incentive plan awards, the primary performance measure used is same-store property net operating income.

Financial Performance Measures
Core FFO per Share
Relative Total Stockholder Return Ranking to the S&P 500 REITs (plus publicly traded storage REITs)
Same-Store Property Net Operating Income

The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining CEOs, with our cumulative TSR, our peer group TSR, our net income, and our Core FFO per Share, which is our Company Selected Measure, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024,and 2025.

Compensation Actually Paid vs.
Total Stockholder Return (EXR and FNRE)
Compensation Actually Paid (in millions of US dollars)
Total Stockholder Return Indexed ($100)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$215.0
$195.0
$175.0
$155.0
$135.0
$115.0
$95.0
$75.0
$30.3
$201.0
$143.2
$5.9
$0.8
$0.9
$135.0
$108.3
$13.3
$153.6
$123.2
$3.8
$8.1
$149.3
$134.0
$2.7
$6.2
$137.8
$136.0
$1.9
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
EXR TSR
FNRE TSR

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EXECUTIVE COMPENSATION

Compensation Actually Paid vs. Net Income
Compensation Actually Paid (in millions of US dollars)
Net Income (in millions of US dollars)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$1,050.0
$1,000.0
$950.0
$900.0
$850.0
$800.0
$750.0
$700.0
$30.3
$5.9
$0.8
$0.9
$13.3
$3.8
$8.1
$2.7
$6.2
$1.9
$877.8
$921.2
$850.5
$900.2
$1,022.5
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
EXR Net Income

Compensation Actually Paid vs. Core FFO per Share
Compensation Actually Paid (in millions of US dollars)
Core FFO per Share (in US dollars)
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$9.00
$8.50
$8.00
$7.50
$7.00
$6.50
$30.3
$5.9
$6.91
$0.8
$0.9
$8.44
$13.3
$3.8
$8.10
$8.1
$2.7
$8.12
$6.2
$1.9
$8.21
2021
2022
2023
2024
2025
CEO CAP
Avg. NEO CAP
EXR Core FFO

2026 Proxy Statement	41

SECURITY OWNERSHIP OF
DIRECTORS AND OFFICERS

The address for each named person is c/o Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121. We are not aware of any pledge of our common stock that could result in a change in control of our Company.
The following table presents the beneficial ownership of our common stock, as of the close of business on March 23, 2026 of:
•    each of our directors and nominees for director;
•    each named executive officer noted above; and
•    our directors and executive officers as a group.

Name	Restricted Stock (1) (#)	Number of Shares Beneficially Owned (2) (#)	Percent of Class (3)
Directors
Kenneth M. Woolley (4)	1,375	405,681	*
Joseph D. Margolis (5)	23,459	213,785	*
Mark Barberio (6)	1,375	23,940	*
Joseph J. Bonner	1,375	5,932	*
Gary Crittenden	1,375	7,107	*
Susan Harnett	1,375	5,609	*
Spencer F. Kirk (7)	1,375	874,197	*
Diane Olmstead (8)	1,375	7,252	*
Joseph Saffire	1,375	45,120	*
Julia Vander Ploeg	1,375	6,190	*

Non-Director Named Executive Officers
Jeff Norman (9)	6,937	16,928	*
Scott Stubbs (10)	—	172,525	*
Zachary Dickens	8,415	33,876	*
Samrat Sondhi	8,172	109,244	*
Noah Springer	8,950	27,932	*

All directors and executive officers as a group (20 persons)		2,034,634	*
*    Less than 1.0%
(1)    Consists of shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant for executives and a one-year period beginning on the date of grant for members of the board of directors.
(2)    Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 23, 2026. This includes any unvested restricted stock awards as reported under column header "Restricted Stock" in the table above.
(3)    For each person included in the table, percent of class is calculated by dividing the number of shares of our common stock beneficially owned by that person by the sum of (a) 211,197,320 shares of our common stock outstanding as of March 23, 2026 plus (b) the number of options to acquire common stock beneficially owned by such person that can be exercised within 60 days of March 23, 2026.
(4)    Amounts also include 400,000 shares that were pledged as collateral on two loans. As of March 23, 2026, approximately $40 million was outstanding on the loans.
(5)    Includes (i) 66,495 shares of common stock which are held by J Margolis & K Margolis TTEE, which is beneficially owned by Mr. Margolis and his spouse (ii) 97,260 shares of common stock which are held by Cove Hollow Lane I, LLC, which is beneficially owned by The Margolis Family Delaware Trust I, and (iii) 9,190 shares of common stock which are held by Cove Hollow Lane II, LLC, which is beneficially owned by The Margolis Family Delaware Trust II. Mr. Margolis controls the investment decisions of The Margolis Family Delaware Trust I, and Mr. Margolis’ spouse controls the investment decisions of The Margolis Family Delaware Trust II. As a result of the relationships described in the prior sentence, Mr. Margolis may be deemed to have or share beneficial ownership of shares held by such entities.
(6)    Includes 19,358 shares that were pledged to support a revolving Loan Management Account at Merrill Lynch.
(7)    Includes 567,591 shares of common stock which are held by Krispen Family Holdings, L.C., an entity in which Mr. Kirk has shared voting and investment power. Mr. Kirk has no pecuniary interest in 50.5% of such shares and disclaims beneficial ownership. Includes 161,215 shares of common stock which are held by The Kirk 101 Trust. Mr. Kirk has no pecuniary interest in any of these shares and disclaims beneficial ownership. Includes 17,500 shares of common stock held by the Spenco Irrevocable Trust. Mr. Kirk may be deemed to have or share beneficial ownership of shares held by such entity. Mr. Kirk is not standing for re-election at the 2026 Annual Meeting.
(8)    Ms. Olmstead is not standing for re-election at the 2026 Annual Meeting.
(9)    Mr. Norman was named to the role of Executive Vice President and Chief Financial Officer on July 1, 2025.
(10)    Mr. Stubbs transitioned from Executive Vice President and Chief Financial Officer to Executive Vice President on July 1, 2025 and subsequently retired from the Company on December 31, 2025.

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MATTERS THAT MAY BE BROUGHT
BEFORE THE ANNUAL MEETING

Item 1. Election of Directors
NOMINEES
In accordance with the provisions of our charter and bylaws, each member of the board of directors is elected at the annual meeting. Each member of the board of directors elected will serve for a term expiring at the annual meeting of stockholders in 2027, and until his or her successor has been duly elected and qualifies, or until his or her resignation or removal. Kenneth M. Woolley, Joseph D. Margolis, Mark G. Barberio, Joseph J. Bonner, Gary L. Crittenden, Susan Harnett, Crystal Call Maggelet, R.J. Pittman, Joseph V. Saffire and Julia Vander Ploeg are the nominees for election to the board of directors.
We have not received notice of any additional candidates to be nominated for election as directors at the 2026 Annual Meeting of Stockholders, and the deadline for notice of additional candidates has passed. Consequently, the election of directors will be an uncontested election, and the provisions of our bylaws providing for majority voting in uncontested elections will apply. Under majority voting, to be elected as a director, a nominee must receive votes “FOR” his or her election constituting a majority of the total votes cast for and against such nominee at the annual meeting at which a quorum is present. If a nominee who currently is serving as a director does not receive sufficient “FOR” votes to be re-elected, he or she must submit his or her resignation to the board of directors. Our Nominating, Governance and Corporate Responsibility Committee will consider such tendered resignation and recommend to the board whether to accept it. The board of directors will decide whether to accept any such resignation within 90 days after certification of the election results and will publicly disclose its decision. If the resignation is not accepted, the director will continue to serve until the director’s successor is duly elected and qualifies or until the director’s earlier resignation or removal.
Each of the nominees has consented to serve if elected. If, before the annual meeting, any of them becomes unable to serve, or chooses not to serve, the board of directors may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute.
Biographical information about each of the nominees is found at the beginning of this proxy statement. See “Information about the Board of Directors and its Committees—Nominees for Directors.”

Recommendation of the Board of Directors

Our board of directors recommends that you vote FOR the election of Kenneth M. Woolley, Joseph D. Margolis, Mark G. Barberio, Joseph J. Bonner, Gary L. Crittenden, Susan Harnett, Crystal Call Maggelet, R.J. Pittman, Joseph V. Saffire and Julia Vander Ploeg as directors for the term expiring at the 2027 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualify.

Item 2. Ratification of the Engagement of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026
Our Audit Committee has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since April 2005, and our management considers the firm to be well qualified.
We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the PCAOB and complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC.
Our charter and bylaws do not require that stockholders ratify the appointment of the independent registered public accounting firm. We are submitting the appointment for ratification because the board of directors believes it is a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company.
A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

2026 Proxy Statement	43

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
AUDIT AND NON-AUDIT FEE TABLE
The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2025 and 2024, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years and for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2025	2024
Audit Fees (1)	$2,368,646	$2,327,106
Audit-Related Fees (2)	—	—
Tax Fees (3)	1,573,785	1,554,785
All Other Fees	—	—
Total Fees	$3,942,431	$3,881,891
(1)    Audit fees consist of services rendered for the audit of our annual financial statements and other financial disclosures, audit of our internal control over financial reporting, review of the condensed consolidated financial statements included in our Form 10-Q filings, consents issued related to registration statements and issuance of comfort letters.
(2)    Audit-related fees represent professional fees for accounting consultation and other attest engagements.
(3)    Tax fees represent professional services rendered for tax compliance, tax advice and tax planning. Tax fees also include amounts billed to the Company for tax compliance services related to its joint ventures, which are reimbursed to the Company by the joint ventures.
AUDIT COMMITTEE PRE-APPROVAL OF SERVICES BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter and applicable rules and regulations adopted by the SEC, our Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither pre-approved by the Audit Committee on an annual basis nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. The chair of the Audit Committee reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Item 3.    Advisory Vote to Approve the Compensation of the Named Executive Officers
We request stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related material disclosed in this proxy statement).
As described in the Compensation Discussion and Analysis of this proxy statement, our executive compensation program is designed to reinforce a results-oriented culture with executive pay that reflects Company and individual performance against business objectives and high ethical standards, with an emphasis on variable performance-based compensation. Our compensation program is designed to attract, retain and motivate key executives and align their interests with that of our stockholders. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative of this proxy statement are strongly aligned with the long-term interests of our stockholders.
As an advisory vote, this proposal is not binding upon the Company. However, our Compensation and Human Capital Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

44	Extra Space Storage

MATTERS THAT MAY BE BROUGHT BEFORE THE ANNUAL MEETING
The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in Extra Space Storage Inc.'s Proxy Statement for the 2026 Annual Meeting of Stockholders.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

2026 Proxy Statement	45

OTHER MATTERS

Review and Approval of Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest (or the perception thereof) and therefore have adopted a written policy pursuant to which all related party transactions will be subject to review and approval or ratification in accordance with the procedures set forth in the policy. A related party transaction is defined in our policy as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the SEC, or any successor provision as then in effect.
The policy provides that related party transactions are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board of directors. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and NYSE rules.
In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board of directors may consider:
•    the nature of the related person’s interest in the transaction;
•    the material terms of the transaction, including, without limitation, the amount and type of transaction;
•    the importance of the transaction to the related person;
•    the importance of the transaction to the Company;
•    whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•    any other matters deemed appropriate.
Voting Shares at Annual Meeting
Holders of record of our common stock as of the close of business on the record date, March 23, 2026, are entitled to receive notice of, and to vote at, the annual meeting. The outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting, and each share of common stock entitles the holder thereof to one vote. At the close of business on March 23, 2026, there were 211,197,320 shares of common stock outstanding. Stockholders can vote in person at the annual meeting or by proxy.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet proxy authorization also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.
Shares will be voted as the stockholder of record instructs. The persons named as proxies on the proxy card will vote as recommended by our board of directors on any matter for which a stockholder has not given instructions. The board of directors’ recommendations appear under each matter to be voted on under the section titled “Matters That May be Brought Before the Annual Meeting”.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 14, 2026
Electronic copies of our proxy statement and annual report for fiscal year 2025 are available at our website, www.extraspace.com, under Company Info—Investor Relations—Annual Reports.
Revoking a Proxy
Stockholders of record may revoke their proxy and change their votes any time before their votes are cast by:
•    giving written notice of revocation to our Corporate Secretary at our address prior to the annual meeting;
•    authorizing a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted);
•    signing and forwarding to us a later-dated proxy; or
•    attending the annual meeting and voting their shares of common stock virtually.

46	Extra Space Storage

OTHER MATTERS
Quorum and Vote Counting
The annual meeting requires a quorum, which means that a majority of the shares issued and outstanding as of the record date must be represented at the meeting. If a stockholder grants a proxy or attends the meeting in person, that stockholder’s shares will be counted to determine whether a quorum is present, even if the stockholder abstains from voting on some or all matters introduced at the meeting. “Broker non-votes” (as described below) also count for quorum purposes.
If shares are held through a broker, bank or other nominee, generally the nominee may vote the shares it holds for the stockholder in accordance with the stockholder’s instructions. However, if the nominee has not received instructions within ten days prior to the meeting, the nominee may vote in its discretion only on matters that the NYSE determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, or chooses not to vote on a particular matter even if permitted to do so, there is a “broker non-vote” on that matter.
Each of the ten nominees for director must receive a majority of the votes cast for and against such nominee to be elected as director. All other matters must be approved by a majority of the votes cast on such matter. Abstentions and broker non-votes are counted as present and entitled to vote, but they are not counted as votes cast for or against any proposal and therefore have no effect on the outcome of any of the matters to be voted upon at the annual meeting.
Broadridge Financial Solutions, Inc., will assist in the distribution of proxy materials and tabulation of votes.
Costs of Soliciting Proxies
We will pay the costs of soliciting proxies. In addition to solicitation by Internet and mail, certain of our directors, officers and regular employees may solicit the return of proxies by telephone, personal interview or otherwise without being paid additional compensation. We will also reimburse brokerage firms and other persons representing the beneficial owners of our shares for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners in accordance with the proxy solicitation rules and regulations of the SEC and the NYSE.
Other Matters to Come Before the 2026 Annual Meeting
Our board of directors and management know of no other matters or business to be presented for consideration at the annual meeting. If, however, any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the annual meeting from time to time.
Stockholder Proposals for 2027 Annual Meeting
Under SEC rules, proposals from our eligible stockholders must be received by us no later than December 2, 2026, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2026 Annual Meeting, in order to be considered for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders. Any such proposals, as well as any questions relating thereto, should be directed to the Corporate Secretary of the Company at our principal executive offices. Proposals we receive after December 2, 2026, will not be included in the proxy statement for the 2027 annual meeting.
In addition, under our current bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting, including director nominees pursuant to our proxy access bylaws or special meeting, or to introduce an item of business at an annual meeting. A stockholder must notify the Corporate Secretary of the Company in writing of the director nominee or the other business. For purposes of our 2027 Annual Meeting of Stockholders, the notice must include the information required in our bylaws and be delivered to the Corporate Secretary at the principal executive offices of the Company not earlier than the 150th day (November 2, 2026) and not later than 5:00 p.m., Mountain Time, on the 120th day (December 2, 2026) prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Proposals and director nominations we receive which do not comply with the procedures set forth in our bylaws will not be acted upon at the 2027 annual meeting. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.
If the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered as described above not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Mountain Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting does not commence a new time period for notice as described above.

In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027 (60 days prior to the first anniversary of this year’s annual meeting).

2026 Proxy Statement	47

OTHER MATTERS
Householding of Proxy Materials
The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or Notice of Internet Availability, as applicable to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to “householding” will receive only one copy of our annual report, proxy statement or Notice of Internet Availability, as applicable. If you would like to opt out of this practice for future mailings and receive a separate annual report, proxy statement or Notice of Internet Availability, as applicable for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or Notice of Internet Availability, as applicable, without charge by sending a written request to Extra Space Storage Inc., 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, Attention: Investor Relations, or by telephone at (801) 365-1759. We will promptly without charge send additional copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the annual report, proxy statement or Notice of Internet Availability, as applicable, can request delivery of a single copy of the annual report, proxy statement or Notice of Internet Availability, as applicable, by contacting their broker, bank or other intermediary or sending a written request to Extra Space Storage Inc. at the address above.
Principal Stockholders
The following table shows the number of shares of our common stock beneficially owned by each person known to us as having beneficial ownership of more than five percent of our common stock based on filings with the SEC that were provided to the Company. The number of shares is as of the most recent date the information was available, as shown in the table footnotes.

Name	Number of Shares Owned (#)	Percent of Class (1)
The Vanguard Group, Inc. (2)	33,516,009	15.9%
BlackRock, Inc. (3)	21,260,908	10.1%
Cohen & Steers, Inc (4)	15,283,530	7.2%
State Street Corporation (5)	13,931,254	6.6%
(1)    Based on a total of 211,197,320 shares of our common stock outstanding as of March 23, 2026.
(2)    Based on information disclosed in The Vanguard Group Inc.’s Schedule 13G/A, filed with the SEC on February 13, 2024. The address for The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    Based on information disclosed in BlackRock, Inc.'s Schedule 13G/A filed with the SEC on January 24, 2024. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)    Based on information disclosed in Cohen & Steers, Inc.'s Schedule 13G filed with the SEC on May 15, 2025. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., Cohen & Steers UK Ltd., Cohen & Steers Asia Ltd, and Cohen & Steers Ireland Ltd, a non-US institution. Investment advisors registered under Section 203 of the Investment Advisers Act. Includes 103,743 shares beneficially owned by Cohen & Steers UK Limited. Cohen & Steers Ireland Limited beneficially owns 20,423 shares. Cohen & Steers Capital Management, Inc. beneficially owns 15,159,364 shares. The address for Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.
(5)     Based on information disclosed in State Street Corporation's Schedule 13G/A filed with the SEC on January 30, 2024. Includes shares beneficially owned by the following subsidiaries of State Street Corporation: SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, State Street Global Advisors, Australia, Limited, State Street Global Advisors (Japan) Co., Ltd., State Street Global Advisors Asia Limited, State Street Global Advisors, Ltd., State Street Global Advisors Singapore Limited, and State Street Saudi Arabia Financial Solutions Company. The address for State Street Corporation is One Lincoln Street Boston, MA 02111.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on its review of the copies of such reports received, the Company believes that for the fiscal year ended December 31, 2025, and to date in 2026, all Reporting Persons complied with all applicable Section 16(a) filing requirements, except: two Form 4s were filed late for Mr. Margolis, each covering two transactions that occurred in March 2024 and March 2025, and were reported on March 3, 2026, and one Form 4 was filed late for Mr. Margolis covering two transactions that occurred in March 2026 and were reported on March 16, 2026.

48	Extra Space Storage

APPENDIX A – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO provides relevant and meaningful information about our operating performance that is necessary, along with net income and cash flows, for an understanding of our operating results. We believe FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions, and we believe FFO more accurately reflects the value of our real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with GAAP excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We also present FFO as adjusted which excludes non-recurring revenues and expenses, acquisition related costs and non-cash interest.
The following table outlines our FFO, Core FFO, FFO per share and Core FFO per share for the years ended December 31, 2025, 2024, 2023, 2022, and 2021. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share (amounts shown in thousands, except share and per share data — unaudited):

	For the Year Ended December 31,
	2025		2024		2023		2022		2021
	(per share)		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$973,999	$4.59	$854,681	$4.03	$803,198	$4.74	$860,688	$6.41	$827,649	$6.19
Impact of the difference in weighted average number of shares – diluted (1)		(0.19)		(0.17)		(0.25)		(0.40)		(0.32)
Adjustments:
Real estate depreciation	655,452	2.95	618,189	2.78	418,149	2.34	263,923	1.85	229,133	1.63
Amortization of intangibles	20,316	0.09	113,886	0.51	59,295	0.33	13,623	0.10	4,420	0.03
Loss on real estate assets held for sale and sold and (gain) on real estate transactions	76,310	0.34	25,906	0.12	—	—	(14,249)	(0.10)	(140,760)	(1.00)
Unconsolidated joint venture real estate depreciation and amortization	32,748	0.15	32,678	0.15	24,400	0.14	16,644	0.12	11,954	0.08
Unconsolidated joint venture gain on sale of real estate assets, sale of a joint venture interest and purchase of partner's interest	(54,521)	(0.25)	(13,730)	(0.06)	—	—	—	—	(6,251)	(0.04)
Distributions paid on Series A Preferred Operating Partnership units	—	—	—	—	(159)	—	(2,288)	(0.02)	(2,288)	(0.02)
Income allocated to Operating Partnership and other noncontrolling interests	48,539	0.22	45,551	0.21	47,255	0.26	60,468	0.42	50,109	0.36
FFO attributable to common stockholders and unit holders	$1,752,843	$7.90	$1,677,161	$7.57	$1,352,138	$7.56	$1,198,809	$8.38	$973,966	$6.91

2026 Proxy Statement	49

APPENDIX A – RECONCILIATION OF
NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
	2025		2024		2023		2022		2021
	(per share)		(per share)		(per share)		(per share)		(per share)
Adjustments:
Life Storage Merger transition costs	—	—	—	—	66,732	0.37	—	—	—	—
Acceleration of share-based compensation expense due to executive officer retirement	4,200	0.02	—	—	—	—	—	—	—	—
Non-cash interest expense related to amortization of discount on Life Storage unsecured senior notes and equity portion of exchangeable senior notes	47,519	0.22	43,720	0.20	18,786	0.10	—	—	—	—
Amortization of other intangibles related to the Life Storage merger, net of tax benefit	16,283	0.07	26,959	0.12	12,400	0.07	—	—	—	—
Impairment of Life Storage trade name and transaction related costs	—	—	51,763	0.23	—	—	1,548	0.01	—	—
Property losses and tenant reinsurance claims due to hurricanes, net	—	—	—	—	—	—	6,200	0.05	—	—
Core FFO attributable to common stockholders and unit holders	$1,820,845	$8.21	$1,799,603	$8.12	$1,450,056	$8.10	$1,206,557	$8.44	$973,966	$6.91

Weighted average number of shares – diluted (2)	221,891,065		221,623,954		178,969,993		143,009,565		140,988,683

(1)    Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (2).
(2)    Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common operating partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares—diluted as presented above. The computation of weighted average number of shares—diluted for FFO per share and Core FFO per share also includes the effect of share-based compensation plans and shares related to the exchangeable senior notes using the treasury stock method.
Same Store Net Operating Income
For an explanation of how we calculate Same-Store net operating income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

50	Extra Space Storage

ANNUAL MEETING OF STOCKHOLDERS OF
EXTRA SPACE STORAGE INC.
May 14, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.proxyvote.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may vote online until 9:59 p.m. Mountain Time on Tuesday, May 13, 2026.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the virtual Annual Meeting.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.proxyvote.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on May 14, 2026:
The Company’s proxy statement and accompanying annual report for fiscal year 2025 are available at www.extraspace.com/proxyonline.

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  i

∎ 00033333333333000000 9	052125

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 & 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors	FOR	AGAINST	ABSTAIN

	Kenneth M. Woolley	☐	☐	☐

	Joseph D. Margolis	☐	☐	☐

	Mark G. Barberio	☐	☐	☐

	Joseph J. Bonner	☐	☐	☐

	Gary L. Crittenden	☐	☐	☐

	Susan Harnett	☐	☐	☐

	Crystal Call Maggelet	☐	☐	☐

	R.J. Pittman	☐	☐	☐

	Joseph V. Saffire	☐	☐	☐

	Julia Vander Ploeg	☐	☐	☐

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐

NOTE: To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournments or postponements thereof in the discretion of the proxy holder.

The shares represented by this proxy will be voted as instructed by the stockholder. If this proxy is executed but no instructions are specified, the shares will be voted in accordance with the recommendations of the board of directors. If any other matter is properly presented at the annual meeting, or any adjournments or postponements thereof, this proxy will confer discretionary authority on the individuals named as proxies to vote the shares in accordance with their discretion.

To change the address on your account, please check the box at the right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

∎	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executors, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

                        ∎
EXTRA SPACE STORAGE INC.
Annual Meeting of Stockholders
May 14, 2026 9:00 A.M. MDT
This proxy is solicited by the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

The stockholders hereby appoint Joseph D. Margolis and Gwyn G. McNeal, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EXTRA SPACE STORAGE INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on May 14, 2026 virtually at www.virtualshareholdermeeting.com/EXR2026 at 9:00 A.M. MDT and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

∎ 1.1	14475 ∎